Filed Pursuant to Rule 424(b)(2)

Registration No. 333-263376

PROSPECTUS SUPPLEMENT dated March 24, 2023 (To Prospectus dated May 27, 2022)

$50,000,000 ETRACS Whitney US Critical Technologies ETN due March 13, 2053

The ETRACS Whitney US Critical Technologies ETN due March 13, 2053 (the “Securities”) are senior unsecured debt securities issued by UBS that provide an unleveraged long exposure to the performance of the Solactive Whitney U.S. Critical Technologies CNTR Index (the “Index”). The Index is the adjusted net total return version of the Solactive Whitney U.S. Critical Technologies NTR Index. The Securities are subject to a Daily Tracking Fee equivalent to 0.55% per annum (as described below). The Index is a market-capitalization weighted index, subject to caps on individual companies, that is designed to track large- and mid-cap companies that are associated with critical technology sectors and that meet a minimum “geopolitical risk rating score,” as described below. The Index selection criteria were developed by J.H. Whitney Data Services LLC (“J.H. Whitney” or the “Index Selection Party”) and are in part based on critical technology areas established by the U.S. Department of Defense (“DoD”). The Index Universe (as defined below) is based on large and mid-cap companies in developed market countries included in the Solactive GBS Developed Markets Large & Mid Cap USD Index, from which the Index Selection Party selects companies in accordance with the Index selection criteria. All information about the Index, Index constituents, selection criteria, screening or assessments is based on publicly available information and information provided by Solactive AG (“Solactive,” the “Index Calculation Agent” or the “Index Sponsor”) and J.H. Whitney. Investing in the Securities involves significant risks. You will receive a cash payment at maturity or upon exercise by UBS of its call right, based on the performance of the Index less the Daily Tracking Fee, as described herein. If you elect to redeem your Securities early, you will receive a cash payment upon early redemption based on the performance of the Index less the Daily Tracking Fee and the Redemption Fee Amount, as described herein.

The Securities do not guarantee any return of your initial investment. You will lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its call right if the level of the Index declines or does not increase by an amount sufficient to offset the Daily Tracking Fee and the Redemption Fee Amount, if applicable. Any payment on the Securities at maturity, upon early redemption or upon exercise by UBS of its call right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption.

The Securities are intended to be used as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investments in the Securities.

Although the Securities have been approved for listing on NYSE Arca, there is no guarantee that a liquid market for the Securities will develop or be maintained.

General Considerations for the Securities

➢The Securities are senior unsecured debt securities issued by UBS, maturing on March 13, 2053.

➢The initial issuance of the Securities will trade on March 24, 2023 and settle on March 29, 2023.

➢The Securities do not guarantee any return of principal and do not pay any coupon during their term.

➢The Closing Indicative Value of the Securities is recalculated each calendar day to reflect the performance of the Index.

➢A Daily Tracking Fee calculated at the rate of 0.55% per annum of the Closing Indicative Value on the previous calendar day, multiplied by the Index Factor (as described below), is deducted each calendar day from the Closing Indicative Value on such calendar day.

➢You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the Closing Indicative Value of the Securities at the end of the applicable measurement period, as described herein.

➢You may exercise your right to redeem your Securities early with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value on the Redemption Valuation Date, less the Redemption Fee Amount, as described herein.

➢The Index is a market-capitalization weighted index, subject to caps on individual companies, that is designed to track large- and mid-cap companies that are associated with critical technology sectors and that meet a minimum “geopolitical risk rating score,” as described below. The Index selection criteria were developed by J.H. Whitney and are in part based on critical technology areas established by the DoD.

➢The Index is an adjusted net total return index and the Index level reflects the notional reinvestment of the cash distributions from its constituent securities, subject to dividend withholding taxes, on distributions made by the applicable non-U.S. constituent securities. No dividend withholding taxes are applied to distributions made by applicable U.S. constituent securities.

See “RISK_FACTORS” beginning on page S-20 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities may have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated March 24, 2023

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)
Series:	Medium-Term Notes, Series B
Initial Trade Date:	March 24, 2023
Initial Settlement Date:	March 29, 2023
Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date and to the UBS Call Right, each as described below.
Maturity Date:	March 13, 2053, subject to adjustment
Stated Principal Amount:	$25.00 per Security. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.
Underlying Index:

The Solactive Whitney U.S. Critical Technologies CNTR Index (Bloomberg: “SOLUCTIC”), which is the adjusted net total return version of the Solactive Whitney U.S. Critical Technologies NTR Index (Bloomberg: “SOLUCTIN”).

The Index is a market-capitalization weighted index, subject to individual caps on companies, that is designed to track large- and mid-cap companies that are associated with Critical Technology Sectors and that meet a minimum “Geostrategic Risk Rating Score” (each as defined below). The “Index Universe” is derived from large and mid-cap companies in developed market countries included in the Solactive GBS Developed Markets Large & Mid Cap USD Index. Companies from the Index Universe are eligible for inclusion in the Index if (i) they are associated with one of the 14 Critical Technology Sectors and (ii) they receive a sufficiently high Geostrategic Risk Rating Score, each as determined pursuant to the Index selection criteria, as described below.

First, the “critical technology screen” is used to select companies that are associated with one of the 14 Critical Technology Sectors by mapping each of the 14 Critical Technology Sectors to Standard Industrial Classification (“SIC”) codes. The Critical Technology Sectors are based on the 14 critical technology areas determined by a division of the Department of Defense (“DoD”) as vital to maintaining the national security of the United States today and in the future. Second, J.H. Whitney assigns each company that passes the critical technology screen a Geostrategic Risk Rating Score using a proprietary model that quantifies the relative level of risk that individual companies may face as a result of geopolitical activities, including economic sanctions, national industrial policy actions, national regulatory actions and other economic strategic competition actions taken by the U.S. and adversarial nations based on 10 factors. Companies with lower geopolitical risk are assigned a higher score, and companies must meet a minimum score cut-off for inclusion in the Index.

All information about the Index, Index constituents, selection criteria, screening or assessments is based on publicly available information and information provided by the Index Sponsor and J.H. Whitney.

We refer to the companies domiciled in the United States and included in the Index collectively as the “U.S. Index Constituent Securities” and refer to the companies domiciled outside of the United States and included in the Index collectively as the “non-U.S. Index Constituent Securities” (together with the U.S. Index Constituent Securities, the “Index Constituent Securities” and each company included in the Index individually, an “Index Constituent Security”). The Index is owned, calculated, administered and published by Solactive AG (“Solactive”). Solactive assumes the role of administrator (the “Index Administrator”) under Regulation (EU) 2016/1011 (the “EU Benchmark Regulation”). The Index Selection Party is J.H. Whitney Data Services LLC,

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which is responsible for selecting the Index Constituent Securities at each Index rebalance. The Index is an adjusted net total return index and the Index level reflects the notional reinvestment of the cash distributions from the Index Constituent Securities, subject to dividend withholding taxes, on distributions made by applicable non-U.S. Index Constituent Securities. No dividend withholding taxes are applied to distributions made by applicable U.S. Index Constituent Securities. See “Solactive Whitney U.S. Critical Technologies CNTR Index” beginning on page S-40.

Closing Indicative Value:

The Closing Indicative Value represents the dollar value per Security that an investor would receive on any day, if it redeemed the Security on such day (excluding any Redemption Fee Amount).

The “Closing Indicative Value” per Security will be calculated as follows:

(1) On the Initial Trade Date, $25.00 per Security;

(2) On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the previous calendar day × Index Factor) – Daily Tracking Fee

(3) From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) + Measurement Period Cash Amount

During the applicable Measurement Period, the Daily Tracking Fee is taken into account when calculating the Measurement Period Cash Amount. See the definition of “Measurement Period Cash Amount” under “Specific Terms of the Securities—Cash Settlement Amount at Maturity” below.

The minimum value of the Closing Indicative Value on any calendar day will be zero. The actual trading price of the Securities in the secondary market may vary significantly from the Securities’ Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

Current Indicative Value / intraday indicative value:

The “Current Indicative Value” (or “intraday indicative value”), as determined by the Security Calculation Agent, means the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day.

For the purposes of calculating the Current Indicative Value, the Index Factor will be determined using the Intraday Index Value. Additionally, from and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day.

The minimum value of the Current Indicative Value (or intraday indicative value) on any calendar day will be zero. The actual trading price of the Securities in the secondary market may vary significantly from the Securities’ Current Indicative Value (or intraday indicative value).

If the Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

Index Factor:

The “Index Factor” on any Index Business Day prior to but excluding the first day of an applicable Measurement Period, will equal:

(i) the Index Closing Level, on such Index Business Day, divided by, (ii) the Index Closing Level, on the immediately preceding Index Business Day.

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From and including the first day of an applicable Measurement Period, the Index Factor will equal:

(i) the Index Closing Level, on such calendar day, divided by, (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day. The Index Factor will therefore equal one (1) on any calendar day that is not an Index Business Day and is prior to the first Index Business Day of a five-day Measurement Period.

Daily Tracking Fee:

The “Daily Tracking Fee” means, as of any date of determination, an amount per Security equal to 0.55% per annum, calculated as follows:

(1) On the Initial Trade Date, $0.00 per Security;

(2) On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(0.55% / 365) × Closing Indicative Value on the immediately preceding calendar day × Index Factor

(3) From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(0.55% / 365) × Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor on the immediately preceding calendar day

The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

Early Redemption; Redemption Amount:

Subject to your compliance with the procedures described under “Specific Terms of the Securities—Early Redemption at the Option of the Holders” and “Specific Terms of the Securities—Redemption Procedures,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date—the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero.

Redemption Fee Amount:	The “Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per Security equal to: 0.125% × Closing Indicative Value of the Security as of such Redemption Valuation Date.
Payment at Maturity; Call Settlement Amount; Cash Settlement Amount:

For each Security, unless earlier redeemed, you will receive at maturity or upon UBS call a cash payment equal to the Closing Indicative Value on the last day of an applicable Measurement Period.

We refer to this cash payment as the “Cash Settlement Amount” or the “Call Settlement Amount,” as applicable. If the amount so calculated is equal to or less than zero, the payment at maturity or upon UBS call, as applicable, will be zero.

UBS Call Right:

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities (the “UBS Call Right”). To exercise its call right, UBS must provide notice to the holders of the Securities not less than eighteen

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(18) calendar days prior to the Call Settlement Date. In the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the UBS Call Right will be zero.

In the event that the Market Value of the Securities outstanding is less than $250,000,000 as at the close of business on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right, the Call Measurement Period will be the Call Valuation Date. For details of the applicable “Call Measurement Periods,” see “Specific Terms of the Securities—UBS Call Right” beginning on page S-75.

Call Valuation Date:	The “Call Valuation Date” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.
Measurement Period / Market Value:

The “Measurement Period” means the Final Measurement Period or the Call Measurement Period, as applicable.

The “Final Measurement Period” means:

(1) the Calculation Date, subject to adjustments as described under “Specific Terms of the Securities—Market Disruption Event,” if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $250,000,000; or

(2) the five (5) Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities—Market Disruption Event,” if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $250,000,000.

The “Call Measurement Period” means:

(1) the Call Valuation Date, subject to adjustments as described under “Specific Terms of the Securities—Market Disruption Event,” if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is less than $250,000,000; or

(2) the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “Specific Terms of the Securities—Market Disruption Event,” if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is equal to or greater than $250,000,000.

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement Period.

The “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding (a) the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right or (b) the Calculation Date, will equal: (i) the Closing Indicative Value as of such Index Business Day times (ii) the number of Securities outstanding as reported by WUCTSO <Index> on Bloomberg (or another source in the event that Bloomberg is unavailable).

Measurement Period Cash Amount:

The Measurement Period Cash Amount represents the portion of the Closing Indicative Value that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index. At the close of trading of each Index Business Day during a five-day Measurement Period, approximately 20% of the Closing Indicative Value, on the calendar day

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immediately preceding the first day of the Measurement Period, will be deemed converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Closing Indicative Value that was deemed converted to cash across the five days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Closing Indicative Value will be deemed converted to cash, at the close of trading of the first day of such one-day Measurement Period.

The “Measurement Period Cash Amount” per Security, will be calculated as follows:

(1) $0.00, on any calendar day prior to but excluding the first day of an applicable Measurement Period

(2) On the first day of an applicable one-day Measurement Period:

(i) At the close of trading on such Index Business Day, the (Closing Indicative Value, on the immediately preceding calendar day, times the Index Factor, on such Index Business Day), minus the Daily Tracking Fee.

(3) From and including the first day of an applicable five-day Measurement Period:

(i) At the close of trading on each Index Business Day, will equal:

(A) Measurement Period Cash Amount on the immediately preceding calendar day, plus (B) ( (I) Closing Indicative Value, on the calendar day immediately preceding the first day of such Measurement Period, times (II) Index Factor, divided by (III) five), minus (C) Daily Tracking Fee.

(ii) On any calendar day that is not an Index Business Day, will equal the Measurement Period Cash Amount on the immediately preceding Index Business Day, minus Daily Tracking Fee.

(4) On any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

The minimum value of the Measurement Period Cash Amount on any calendar day will be zero. If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

Residual Factor:

The Residual Factor is intended to approximate the percentage of the Closing Indicative Value that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas.

The “Residual Factor” will be calculated as follows:

(1) 1.0 on any calendar day, prior to but excluding the first day of an applicable Measurement Period

(2) From and including the first day of an applicable five-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such five-day Measurement Period, divided by (b) five.

For example, on the first Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (4/5), on the second Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (3/5), on the third Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (2/5), on the fourth Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (1/5) and on the last Index Business

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Day in an applicable five-day Measurement Period, the Residual Factor will equal zero.

(3) On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

Index Closing Level:

The “Index Closing Level” on any date of determination is the closing level of the Index, as reported on Bloomberg and Reuters on such day; however, if the closing level of the Index as reported on Bloomberg (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. If the closing level of the Index, as reported on Bloomberg and Reuters for any Index Business Day, is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.

3,239.36 is the initial Index Closing Level measured on March 24, 2023 (the Initial Trade Date), as determined by the Security Calculation Agent.

Security Calculation Agent:	UBS Securities LLC or any successor agent appointed by UBS.
Calculation Date:

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

The “Calculation Date” means March 4, 2053 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

Index Business Day:	“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.
First Redemption Date:	The “First Redemption Date” means the fourth Index Business Day immediately following the Initial Trade Date, subject to adjustments.
Final Redemption Date:	The “Final Redemption Date” means the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments.
Listing:

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “WUCT.” There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value Symbol of the Securities:

The Current Indicative Value (or intraday indicative value) of the Securities will be published on each Index Business Day under the ticker symbols:

WUCTIV <INDEX> (Bloomberg); ^WUCT-IV (Yahoo! Finance).

Intraday Index Value:

On each Index Business Day, the Index Calculation Agent, will calculate and publish the “Intraday Index Value” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “SOLUCTIC Index.”

Index Calculation Agent:	The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Solactive AG.
Split or reverse split of the Securities:

We may, at any time in our sole discretion, without your consent, initiate a split or reverse split of the Securities. If we decide to initiate a split or reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of such notice shall be deemed to be the “announcement date” of the split or reverse split, the record date for any split or

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reverse split will be the tenth Business Day after the announcement date, and the effective date of the split or reverse split will be the next Business Day after the record date. In the event of a split or reverse split, the Current Indicative Value of the Securities will be adjusted accordingly. See “Specific Terms of the Securities—Split or Reverse Split of the Securities” beginning on page S-76.

Related Definitions:

See “Specific Terms of the Securities—Cash Settlement Amount at Maturity” beginning on page S-68 for the definitions of “Business Day” and “Primary Exchange.”

See “Specific Terms of the Securities—Early Redemption at the Option of the Holders” beginning on page S-73 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities—Redemption Procedures” beginning on page S-74 for the definitions of “Redemption Notice” and “Redemption Confirmation.”

CUSIP Number:	90278V222
ISIN Number:	US90278V2227

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On the Initial Trade Date, we sold $50,000,000 aggregate Stated Principal Amount of Securities (2,000,000 Securities) to UBS Securities LLC at 100% of the aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions with any purchase or sale of the Securities and may also receive a portion of the Daily Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors transacting directly with it, a creation fee. At UBS Securities LLC’s discretion, this creation fee may vary over time.

Please see “Supplemental Plan of Distribution” on page S-93 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS – The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the U.K. has been prepared and, therefore, offering or selling the Securities or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); or (iii) high net worth companies, and other persons to whom it may be lawfully communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). In the United

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Kingdom, the Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Securities will be engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

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This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described in this prospectus supplement modify or supplement those described in the accompanying prospectus and, if the terms described in this prospectus supplement are inconsistent with those described in the accompanying prospectus, the terms described in this prospectus supplement are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated May 27, 2022 at:
http://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-12
Risk Factors	S-20
Solactive Whitney U.S. Critical Technologies CNTR Index	S-40
Valuation of the Index and the Securities	S-66
Specific Terms of the Securities	S-68
Use of Proceeds and Hedging	S-85
Material U.S. Federal Income Tax Consequences	S-86
Benefit Plan Investor Considerations	S-91
Supplemental Plan of Distribution	S-93
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Validity of the Securities	76
Experts	76

 iii

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and that, unless otherwise indicated, references to time are to New York City time.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with any outstanding Securities. We may take certain actions that could affect the liquidity of the market for such Securities. We may suspend, slow or cease sales of the Securities at any time for any reason, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on it agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, over the counter (“OTC”) derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Supplemental Plan of Distribution” on page S-93 of this prospectus supplement and “Plan of Distribution” in the accompanying prospectus.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- Can you tell me more about the effect of the hedging activity of UBS and its affiliates?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the Index (Bloomberg: “SOLUCTIC”). The Securities do not have a minimum payment at maturity, upon redemption or upon call and are fully exposed to any decline in the Index. Therefore, a purchase of the Securities is exposed to the risk of loss of the entire amount invested.

Unlike ordinary debt securities, the Securities do not pay any coupons and do not guarantee any return of principal at maturity or upon early redemption or exercise of our call right. You may lose all or a substantial portion of your initial investment.

The Index

The Index is a market-capitalization weighted index, subject to individual caps on companies, that is designed to track large- and mid-cap companies that are associated with Critical Technology Sectors and that meet a minimum Geostrategic Risk Rating Score (each as defined below). The Index Universe is derived from large and mid-cap companies in developed market countries included in the Solactive GBS

Developed Markets Large & Mid Cap USD Index. Companies from the Index Universe are eligible for inclusion in the Index if (i) they are associated with one of the 14 Critical Technology Sectors and (ii) they receive a sufficiently high Geostrategic Risk Rating Score, each as determined pursuant to the Index selection criteria, as described below.

First, J.H. Whitney uses a critical technology screen to select companies that are associated with one of the 14 Critical Technology Sectors (as defined below) by mapping each of the 14 Critical Technology Sectors to SIC codes. The Critical Technology Sectors are based on the 14 critical technology areas determined by the Office of the Undersecretary of Defense Research & Engineering (the “OUSD(R&E)”), a division of the DoD, as vital to maintaining the national security of the United States today and in the future. The 14 critical technology areas as defined by the OUSD(R&E) are (i) biotechnology, (ii) quantum science, (iii) future generation wireless technology, (iv) advanced materials, (v) trusted artificial intelligence & autonomy, (vi) integrated network system-of-systems, (vii) microelectronics, (viii) space technology, (ix) renewable energy generation and storage, (x) advanced computing & software, (xi) human-machine interfaces, (xii) directed energy, (xiii) hypersonics and (xiv) integrated sensing and cyber (the “Critical Technology Sectors”). Categories (i) through (iv) above are considered to be seed areas of emerging opportunity, categories (v) through (xi) above are considered to be effective adoption areas and categories (x) through (xiv) above are considered to be defense-specific areas, in each case as determined by the OUSD(R&E). While many technologies may cross between these categories, these groupings represent the broad and different approaches that are required to advance technologies crucial to the DoD. As the OUSD(R&E)'s technology strategy evolves and technologies change, the OUSD(R&E) may update its critical technology priorities.

A company will pass the critical technology screen and be eligible for inclusion in the Index if (i) its primary SIC code is mapped to one of the 14 Critical Technology Sectors or (ii) a secondary SIC code assigned to the company is mapped to one of the 14 Critical Technology Sectors and the Index Selection Party determines such secondary classification warrants inclusion in the Index pursuant to the rules described below. Second, J.H. Whitney assigns each company that passes the critical technology screen a geopolitical risk rating score using a proprietary model that quantifies the relative level of risk that individual companies may face as a result of geopolitical activities, including economic sanctions, national industrial policy actions, national regulatory actions and other economic strategic competition actions taken by the U.S. and adversarial nations. The model assesses publicly available company-reported and government-reported data and assigns scores for each company for the following 10 weighted-factors (each of which is described in more detail below): (i) country of incorporation, (ii) ownership by country, (iii) geographic revenue, (iv) geographic assets, (v) joint ventures, (vi) customers, (vii) suppliers, (viii) strategic alliances, (ix) board memberships and (x) inclusion on the System for Award Management (“SAM”) exemption list. The SAM exemption list is maintained by the U.S. government to deny government contracts to entities that have engaged in negative activities such as contract nonfulfillment, being agents of a foreign government or participating in other illicit and/or negligent activities. A final score (the “Geostrategic Risk Rating Score”) is determined based on the weighted average of the score for each of the 10 factors. Companies with lower geopolitical risk are assigned a higher score, and companies must meet a minimum score for inclusion in the Index.

All information about the Index, Index Constituent Securities and selection criteria, screening or assessments is based on publicly available information and information provided by the Index Sponsor and J.H. Whitney.

As of March 17, 2023, the Index is composed of 251 Index Constituent Securities. The highest-weighted companies were Microsoft Corporation and Amazon.com, Inc., each of which represented a weighting of approximately 5% of the Index. For more information, see “Solactive Whitney U.S. Critical Technologies CNTR Index” beginning on page S-40.

The Index is owned, calculated, administered and published by Solactive. The Index Selection Party is J.H. Whitney Data Services LLC, which is responsible for selecting the Index Constituent Securities at each Index rebalance. The Index is an adjusted net total return index and the Index level reflects the notional reinvestment of the cash distributions from the Index Constituent Securities, subject to dividend withholding taxes, on distributions made by applicable non-U.S. Index Constituent Securities. No dividend withholding taxes are applied to distributions made by applicable U.S. Index Constituent Securities.

The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the Closing Indicative Value.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment based on the performance of the Index, reduced by the Daily Tracking Fee. The cash payment will be equal to the Closing Indicative Value on the last day of the Final Measurement Period. We refer to this payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The “Closing Indicative Value” per Security will be calculated as follows:

(1) On the Initial Trade Date, $25.00 per Security

(2) On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the previous calendar day × Index Factor) - Daily Tracking Fee

(3) From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) + Measurement Period Cash Amount

During the applicable Measurement Period, the Daily Tracking Fee is taken into account when calculating the Measurement Period Cash Amount. See the definition of “Measurement Period Cash Amount” under “Specific Terms of the Securities—Cash Settlement Amount at Maturity” beginning on page S-68.

The minimum value of the Closing Indicative Value on any calendar day will be zero. If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose all or a substantial portion of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Daily Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Index Closing Level at the end of the Final Measurement Period, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the negative effect of the Daily Tracking Fee, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value.

Illustrative Example:

The below illustrative example demonstrates how the Closing Indicative Value is calculated on each day during a five-day Measurement Period. For the ease of analysis and presentation, the example assumes (a) no Daily Tracking Fee is accrued during the Measurement Period and (b) the Index Closing Level remains unchanged throughout the Measurement Period.

See “Specific Terms of the Securities—Cash Settlement Amount at Maturity” beginning on page S-68.

The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. See “Specific Terms of the Securities—UBS Call Right” beginning on page S-75.

No Coupon Payments

The Securities will not pay any coupon payments during their term.

UBS Call Right

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may, at its option, redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount. See “Specific Terms of the Securities—UBS Call Right” beginning on page S-75.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day from and including the First Redemption Date through and including the Final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to any such waiver.

If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities—Redemption Procedures,” you will receive payment for your Securities on the second business day following the applicable Redemption Valuation Date (the

“Redemption Date”). The First Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.

The Redemption Valuation Date is the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation, each as described under “Specific Terms of the Securities—Early Redemption at the Option of the Holders” are delivered, except that UBS reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume that you will be entitled to any such acceleration. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities—Market Disruption Event” beginning on page S-77.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities—Early Redemption at the Option of the Holders” beginning on page S-73.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount will reduce your Redemption Amount. If the level of the Index (as measured by the Index Closing Level on the Redemption Valuation Date compared to the initial Index closing level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount you may lose some or all of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. See “Specific Terms of the Securities—UBS Call Right” beginning on page S-75.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker or other person through whom you hold your Securities to deliver a notice of redemption (“Redemption Notice”), which is attached to this Prospectus Supplement as Annex A, to UBS by e-mail no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker or other person through whom you hold your Securities must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

See “Specific Terms of the Securities—Redemption Procedures” beginning on page S-74, and “Description of Debt Securities We May Offer—Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-20.

➢You may lose all or a substantial portion of your investment —The Securities do not guarantee any return on your initial investment and are fully exposed to any decline in the level of the Index. The negative effect of the Daily Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount, will reduce your final payment. If the increase in the level of the Index (as measured by the Index Closing Level at the end of the applicable Measurement Period or on the Redemption Valuation Date, as applicable, as compared to the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable)) is insufficient to offset the negative effect of the Daily Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount, or if the final Index Closing Level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity or call, or upon early redemption.

➢The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who are willing to actively and continuously monitor their investment, and who understand how path dependence affects the value of the Securities — The Securities require an understanding of path dependence of investment results and are intended to be used as part of an overall diversified portfolio. The Securities are fully exposed to any decline in the level of the Index, and your payment at maturity or call, or upon early redemption, is linked to the performance of the Index. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value and Index Factor, and the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level on any date of determination.

➢Market risk — The return on the Securities, which may be positive or negative, is linked to the return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, currency exchange rates, interest rates in the markets and economic, financial, political, regulatory, judicial or other events (including the outbreak of contagious or pandemic diseases or geopolitical conflict).

➢Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, early redemption or call. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢We have potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent. As determinations by the Security Calculation Agent may adversely affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such determination.

➢You will not receive any coupon payment — You will not receive any coupon payment on the Securities.

➢There may not be an active trading market for the Securities — Although the Securities have been approved for listing, subject to official notice of issuance, on New York Stock Exchange (“NYSE”) Arca, a trading market for the Securities may not develop. In addition, NYSE Arca may halt trading at any time. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities set forth on the cover of this prospectus supplement. We may issue and sell additional Securities from time to time and we may suspend, slow or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

➢Conditions to early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement for redemption. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount. While UBS reserves the right to waive the minimum redemption amount or the Redemption Fee Amount from time to time in its sole discretion, there can be no assurance that we will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from our election to do so.

➢Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after we receive your redemption notice. Accordingly, you will be exposed to market risk in the event market conditions change after we receive your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢Potential adverse tax treatment — The tax treatment of the Securities is uncertain and you may be subject to adverse U.S. tax consequences in respect of your ownership of the Securities. You should consult your own tax advisor about your own tax situation.

➢Reinvestment of Notional Distributions of Index Constituent Securities — The Index accounts for cash dividends and distributions by the Index Constituent Securities by reinvesting such amounts in the Index after market close on the applicable ex-dividend or ex-distribution date, but subject to dividend withholding taxes, on distributions made by applicable non-U.S. Index Constituent Securities. No dividend withholding taxes are applied to distributions made by applicable U.S. Index Constituent Securities.

➢UBS Call Right — We may elect to redeem all issued and outstanding Securities at any time. If we exercise our call right, the Call Settlement Amount may be less than the payment you would have otherwise been entitled to at maturity. In addition, you may have to invest your proceeds in a lower-return investment.

➢Hours of trading of non-U.S. companies may not conform to the hours during which the Securities are traded — To the extent that U.S. markets are closed while the international markets in which certain Index Constituent Securities trade remain open, significant movements may take place in the levels, values or prices of the Index or certain Index Constituent Securities that will not be reflected immediately in the price of the Securities.

➢Volatility of Exchange Rates — Because the Index is calculated, in part, by converting the closing prices of such Index Constituent Securities into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which such Index Constituent Securities are denominated could affect the market value of the Securities and the payment you receive at maturity, early redemption, acceleration or upon exercise by UBS of its call right.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢You are willing to accept the risk that you may lose all or a substantial portion of your investment.

➢You seek an investment with a return linked to the performance of the net total return Index, which is designed to track large- and mid-cap companies that are associated with Critical Technology Sectors and that meet a minimum Geostrategic Risk Rating Score, as described herein, and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities, after deducting any withholding tax or other amounts an investor holding the Index Constituent Securities would typically be exposed to.

➢You are a sophisticated investor who understands path dependence of investment results and believes the level of the Index will increase during the term of the Securities by an amount sufficient to offset the Daily Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount.

➢You are aware, and are willing to accept the risk, that the Securities may trade at a substantial premium to, or discount from, their Current Indicative Value (or intraday indicative value).

➢You are willing to hold securities that have a long-term maturity (30 years).

➢You are willing to accept the risks inherent in investing in a security linked to the Index, which is designed to track large- and mid-cap companies that are associated with Critical Technology Sectors and that meet a minimum Geostrategic Risk Rating Score, as described herein, and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities, after deducting any withholding tax or other amounts an investor holding the Index Constituent Securities would typically be exposed to.

➢You are willing to hold securities that we may call at any time.

➢You are willing to receive no distributions, in contrast to owning interests in the Index Constituent Securities directly.

➢You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢You are willing to pay the Daily Tracking Fee and, if applicable, the Redemption Fee Amount, both of which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢You do not seek guaranteed income from your investment and you understand that no coupon, dividend or similar payments or distributions will be made on your Securities.

➢You are not seeking an investment for which there will be an active secondary market.

➢You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢You are not willing to accept the risk that you may lose all or a substantial portion of your investment.

➢You do not seek an investment with a return linked to the performance of the net total return Index, which is designed to track large- and mid-cap companies that are associated with Critical Technology Sectors and that meet a minimum Geostrategic Risk Rating Score, as described herein, and which reinvests (rather than distributes) dividends and distributions made with respect to the Index Constituent Securities, after deducting any withholding tax or other amounts an investor holding the Index Constituent Securities would typically be exposed to.

➢You are not a sophisticated investor, nor do you understand path dependence of investment results and believe that the level of the Index will decline during the term of the Securities or the level of the Index will not increase by an amount sufficient to offset the Daily Tracking Fee and in the case of early redemption at your option, any Redemption Fee Amount.

➢You are not willing to accept the risk that the Securities may trade at a substantial premium to or discount from, their Current Indicative Value (or intraday indicative value).

➢You are not willing to hold securities that have a long-term maturity (30 years).

➢You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right at any time.

➢You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢You are not willing to pay the Daily Tracking Fee and, if applicable, the Redemption Fee Amount, both of which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢You seek a coupon or interest payment from your investment.

➢You seek an investment for which there will be an active secondary market.

➢You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated on each Index Business Day from 9:00 a.m. to 10:50 p.m. CET based on the trading prices on the exchanges on which the Index Constituent Securities are listed. Trading prices of Index Constituent Securities not listed in the Index currency are converted using the current Intercontinental Exchange spot foreign exchange rate. Should there be no current trading price for an Index Constituent Security, the later of: (i) the most recent closing; or (ii) the last available trading price for the preceding trading day is used in the calculation.

In addition to the intraday calculation, a closing level of the Index for each Index Business Day is also calculated. This closing level is based on the closing prices for the Index Constituent Securities on the respective exchanges on which the Index Constituent Securities are listed. The closing prices of Index Constituent Securities not listed in the Index currency are converted using the 04:00 p.m. London time rates provided by WM/ Refinitiv (the “WM/ Refinitiv Rate”). If there is no 04:00 p.m. London time WM/ Refinitiv Rate for the relevant Index Business Day, the last available 04:00 p.m. London time WM/ Refinitiv Rate will be used for the closing level calculation.

The level of the Index is also available via the price marketing services of Boerse Stuttgart GmbH. Index information, including the Index level, is available from Bloomberg L.P. (“Bloomberg”) under the symbol “SOLUCTIC.” The historical performance (and hypothetical historical performance) of the Index is not indicative of the future performance of the Index or the level of the Index at the end of the applicable Measurement Period or on the Redemption Valuation Date, as the case may be.

Can you tell me more about the effect of the hedging activity of UBS and its affiliates?

UBS or its affiliates expects to hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Any of these hedging activities may adversely affect the market price of such Index constituents and/or the level of the Index and, therefore, the market value of the Securities and the amount we pay on your Securities, if any. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. You should refer to “Risk Factors—Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on the Index Constituent Securities or the Index may impair the market value of the Securities” and “Use of Proceeds and Hedging” in this prospectus supplement.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain and holders of Securities may be subject to adverse U.S. federal income tax consequences. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences.”

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. If the Securities are so treated, then it is likely that (i) a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” beginning on page S-86) of Securities will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) any gain or loss that a U.S. holder recognizes upon the sale, redemption or maturity of the Securities will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year. However, the U.S. federal income tax treatment of the Securities is uncertain and the Internal Revenue Service (the “IRS”) could assert that the Securities should be taxed in a manner that is different than described above. In particular, it is possible that a U.S. holder of Securities could be required to include the dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Index that is referenced by the Securities that are owned by the U.S. holder), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities. U.S. holders of Securities should review the discussion under “Material U.S. Federal Income Tax Consequences” beginning on page S-86 for a summary of the tax consequences to them of holding the Securities, including a discussion of alternative treatments of the Securities that could cause them to be subject to adverse tax consequences.

Non-U.S. holders of Securities should review the discussion under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” beginning on page S-89 for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will generally be imposed in respect of the Securities, and the possibility that such withholding taxes will be imposed prior to the sale, redemption or maturity of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS, and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount, if any) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity, call, or upon early redemption, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 2.00% per year through maturity (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 2.00% per year through maturity (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 2.00% per year and decreasing by 2.00% per year in alternating years through maturity, and Example 4 shows the Index Closing Level increasing by 3.00% per year and decreasing by 3.00% per year in alternating years through maturity. For ease of analysis and presentation, the following examples assume that the term of the Securities is thirty years and that there is no Call Measurement Period. In addition, the examples assume that the Daily Tracking Fee is calculated on an annual basis.

The Following assumptions are used in each of the four examples:

➢the Daily Tracking Fee is calculated based on a per annum rate of 0.55%;

➢the initial Closing Indicative Value per Security is $25.00;

➢the initial Index Closing Level is 3,239.36; and

➢the Redemption Fee Amount is 0.125%.

These examples highlight the impact of the Daily Tracking Fee on the payment at maturity, call, or upon early redemption, under different circumstances. The Daily Tracking Fee has been calculated on an annual basis for the purposes of these examples. However, because the Daily Tracking Fee is actually calculated on a daily basis and takes into account the performance of the Index, as measured by the Closing Indicative Value, the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year thirty are as of the hypothetical Calculation Date, assuming that the Final Measurement Period is the Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity, upon early redemption or upon exercise by UBS of its call right, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The Index Closing Level increases at a constant rate of 2.00% per year through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Closing Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	3154.77	25.00	25.00
1	3217.87	1.02	25.36	25.36	0.1403	25.36	25.33
2	3282.22	1.02	25.72	25.72	0.1423	25.72	25.69
3	3347.87	1.02	26.09	26.09	0.1443	26.09	26.06
4	3414.82	1.02	26.47	26.47	0.1464	26.47	26.44
5	3483.12	1.02	26.85	26.85	0.1485	26.85	26.82
6	3552.78	1.02	27.24	27.24	0.1506	27.24	27.20
7	3623.84	1.02	27.63	27.63	0.1528	27.63	27.60
8	3696.32	1.02	28.03	28.03	0.1550	28.03	27.99
9	3770.24	1.02	28.43	28.43	0.1572	28.43	28.39
10	3845.65	1.02	28.84	28.84	0.1595	28.84	28.80
11	3922.56	1.02	29.25	29.25	0.1618	29.25	29.22
12	4001.01	1.02	29.68	29.68	0.1641	29.68	29.64
13	4081.03	1.02	30.10	30.10	0.1665	30.10	30.07
14	4162.65	1.02	30.54	30.54	0.1689	30.54	30.50
15	4245.91	1.02	30.98	30.98	0.1713	30.98	30.94
16	4330.82	1.02	31.42	31.42	0.1738	31.42	31.38
17	4417.44	1.02	31.87	31.87	0.1763	31.87	31.83
18	4505.79	1.02	32.33	32.33	0.1788	32.33	32.29
19	4595.90	1.02	32.80	32.80	0.1814	32.80	32.76
20	4687.82	1.02	33.27	33.27	0.1840	33.27	33.23
21	4781.58	1.02	33.75	33.75	0.1866	33.75	33.71
22	4877.21	1.02	34.23	34.23	0.1893	34.23	34.19
23	4974.75	1.02	34.73	34.73	0.1920	34.73	34.68
24	5074.25	1.02	35.23	35.23	0.1948	35.23	35.18
25	5175.73	1.02	35.73	35.73	0.1976	35.73	35.69
26	5279.25	1.02	36.25	36.25	0.2005	36.25	36.20
27	5384.83	1.02	36.77	36.77	0.2033	36.77	36.72
28	5492.53	1.02	37.30	37.30	0.2063	37.30	37.25
29	5602.38	1.02	37.83	37.83	0.2092	37.83	37.79
30	5714.43	1.02	38.38	38.38	0.2122	38.38	38.33

Cumulative Index Return	81.14%
Cumulative ETN Return*	53.32%
Annualized Index Return	2.00%
Annualized ETN Return*	1.43%

* Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The Index Closing Level decreases at a constant rate of 2.00% per year through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Closing Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	3154.77	25.00	25
1	3091.67	0.98	24.37	24.37	0.1348	24.37	24.33
2	3029.84	0.98	23.75	23.75	0.1313	23.75	23.72
3	2969.24	0.98	23.14	23.14	0.1280	23.14	23.11
4	2909.86	0.98	22.56	22.56	0.1247	22.56	22.53
5	2851.66	0.98	21.98	21.98	0.1216	21.98	21.96
6	2794.63	0.98	21.43	21.43	0.1185	21.43	21.40
7	2738.74	0.98	20.88	20.88	0.1155	20.88	20.86
8	2683.96	0.98	20.35	20.35	0.1125	20.35	20.33
9	2630.28	0.98	19.83	19.83	0.1097	19.83	19.81
10	2577.68	0.98	19.33	19.33	0.1069	19.33	19.31
11	2526.12	0.98	18.84	18.84	0.1042	18.84	18.82
12	2475.60	0.98	18.36	18.36	0.1015	18.36	18.34
13	2426.09	0.98	17.90	17.90	0.0990	17.90	17.87
14	2377.57	0.98	17.44	17.44	0.0965	17.44	17.42
15	2330.02	0.98	17.00	17.00	0.0940	17.00	16.98
16	2283.42	0.98	16.57	16.57	0.0916	16.57	16.55
17	2237.75	0.98	16.15	16.15	0.0893	16.15	16.13
18	2192.99	0.98	15.74	15.74	0.0870	15.74	15.72
19	2149.13	0.98	15.34	15.34	0.0848	15.34	15.32
20	2106.15	0.98	14.95	14.95	0.0827	14.95	14.93
21	2064.03	0.98	14.57	14.57	0.0806	14.57	14.55
22	2022.75	0.98	14.20	14.20	0.0785	14.20	14.18
23	1982.29	0.98	13.84	13.84	0.0765	13.84	13.82
24	1942.65	0.98	13.49	13.49	0.0746	13.49	13.47
25	1903.79	0.98	13.14	13.14	0.0727	13.14	13.13
26	1865.72	0.98	12.81	12.81	0.0708	12.81	12.79
27	1828.40	0.98	12.48	12.48	0.0690	12.48	12.47
28	1791.83	0.98	12.17	12.17	0.0673	12.17	12.15
29	1756.00	0.98	11.86	11.86	0.0656	11.86	11.84
30	1720.88	0.98	11.56	11.56	0.0639	11.56	11.54

Cumulative Index Return	(45.45)%
Cumulative ETN Return*	(53.83)%
Annualized Index Return	(2.00)%
Annualized ETN Return*	(2.54)%

* Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The Index Closing Level increases by 2.00% per year or decreases by 2.00% per year in alternate years through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Closing Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	3154.77	25.00	25.00
1	3217.87	1.02	25.36	25.36	0.1403	25.36	25.33
2	3153.51	0.98	24.72	24.72	0.1367	24.72	24.68
3	3216.58	1.02	25.07	25.07	0.1387	25.07	25.04
4	3152.25	0.98	24.43	24.43	0.1351	24.43	24.40
5	3215.29	1.02	24.79	24.79	0.1371	24.79	24.76
6	3150.99	0.98	24.16	24.16	0.1336	24.16	24.13
7	3214.01	1.02	24.50	24.50	0.1355	24.50	24.47
8	3149.73	0.98	23.88	23.88	0.1321	23.88	23.85
9	3212.72	1.02	24.23	24.23	0.1340	24.23	24.20
10	3148.47	0.98	23.61	23.61	0.1306	23.61	23.58
11	3211.43	1.02	23.95	23.95	0.1325	23.95	23.92
12	3147.21	0.98	23.34	23.34	0.1291	23.34	23.31
13	3210.15	1.02	23.68	23.68	0.1310	23.68	23.65
14	3145.95	0.98	23.08	23.08	0.1276	23.08	23.05
15	3208.87	1.02	23.41	23.41	0.1295	23.41	23.38
16	3144.69	0.98	22.82	22.82	0.1262	22.82	22.79
17	3207.58	1.02	23.14	23.14	0.1280	23.14	23.11
18	3143.43	0.98	22.56	22.56	0.1247	22.56	22.53
19	3206.30	1.02	22.88	22.88	0.1265	22.88	22.85
20	3142.17	0.98	22.30	22.30	0.1233	22.30	22.27
21	3205.02	1.02	22.62	22.62	0.1251	22.62	22.59
22	3140.92	0.98	22.05	22.05	0.1219	22.05	22.02
23	3203.74	1.02	22.36	22.36	0.1237	22.36	22.34
24	3139.66	0.98	21.80	21.80	0.1205	21.80	21.77
25	3202.45	1.02	22.11	22.11	0.1223	22.11	22.08
26	3138.40	0.98	21.55	21.55	0.1192	21.55	21.52
27	3201.17	1.02	21.86	21.86	0.1209	21.86	21.83
28	3137.15	0.98	21.30	21.30	0.1178	21.30	21.28
29	3199.89	1.02	21.61	21.61	0.1195	21.61	21.58
30	3135.89	0.98	21.06	21.06	0.1165	21.06	21.03

Cumulative Index Return	(0.60)%
Cumulative ETN Return*	(15.86)%
Annualized Index Return	(0.02)%
Annualized ETN Return*	(0.57)%

* Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The Index level increases by 3.00% per year or decreases by 3.00% per year in alternate years through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Closing Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	3154.77	25.00	25.00
1	3060.13	0.97	24.12	24.12	0.1334	24.12	24.09
2	3151.93	1.03	24.70	24.70	0.1366	24.70	24.67
3	3057.37	0.97	23.83	23.83	0.1318	23.83	23.80
4	3149.09	1.03	24.41	24.41	0.1350	24.41	24.38
5	3054.62	0.97	23.55	23.55	0.1302	23.55	23.52
6	3146.26	1.03	24.12	24.12	0.1334	24.12	24.09
7	3051.87	0.97	23.27	23.27	0.1287	23.27	23.24
8	3143.43	1.03	23.83	23.83	0.1318	23.83	23.81
9	3049.13	0.97	22.99	22.99	0.1272	22.99	22.96
10	3140.60	1.03	23.55	23.55	0.1303	23.55	23.52
11	3046.38	0.97	22.72	22.72	0.1257	22.72	22.69
12	3137.77	1.03	23.27	23.27	0.1287	23.27	23.24
13	3043.64	0.97	22.45	22.45	0.1242	22.45	22.42
14	3134.95	1.03	23.00	23.00	0.1272	23.00	22.97
15	3040.90	0.97	22.18	22.18	0.1227	22.18	22.16
16	3132.13	1.03	22.72	22.72	0.1257	22.72	22.70
17	3038.16	0.97	21.92	21.92	0.1212	21.92	21.89
18	3129.31	1.03	22.45	22.45	0.1242	22.45	22.43
19	3035.43	0.97	21.66	21.66	0.1198	21.66	21.63
20	3126.49	1.03	22.19	22.19	0.1227	22.19	22.16
21	3032.70	0.97	21.40	21.40	0.1184	21.40	21.38
22	3123.68	1.03	21.93	21.93	0.1213	21.93	21.90
23	3029.97	0.97	21.15	21.15	0.1170	21.15	21.12
24	3120.87	1.03	21.67	21.67	0.1198	21.67	21.64
25	3027.24	0.97	20.90	20.90	0.1156	20.90	20.87
26	3118.06	1.03	21.41	21.41	0.1184	21.41	21.38
27	3024.52	0.97	20.65	20.65	0.1142	20.65	20.63
28	3115.25	1.03	21.15	21.15	0.1170	21.15	21.13
29	3021.79	0.97	20.41	20.41	0.1129	20.41	20.38
30	3112.45	1.03	20.90	20.90	0.1156	20.90	20.88

Cumulative Index Return*	(1.34)%
Cumulative ETN Return	(16.49)%
Annualized Index Return*	(0.05)%
Annualized ETN Return	(0.60)%

* Assumes that the Securities were redeemed.

Hypothetical Examples

Hypothetical Payment upon Exercise by UBS of its Call Right in Periods of Market Volatility

The following Example 5 illustrates how the Securities would perform upon exercise by UBS of its call right in hypothetical periods of market volatility. In Example 5, the Index Closing Level decreases at a constant rate of 2.00% per day for the first twenty-one days, and then increases at a constant rate of 7.00% per day for the next nine days, and UBS elects to exercise its call right on day six. In this example, the Call Settlement Date is day twenty-four, and the six days of Index performance following the Call Settlement Date are included solely to illustrate how an investor will not participate in the performance of the Index following the end of the Call Measurement Period. For ease of analysis and presentation, the following examples assume that the initial Closing Indicative Value was $10.00.

Example five highlights the impact of the Daily Tracking Fee on the payment upon exercise by UBS of its call right. The Daily Tracking Fee has been calculated on an annual basis for the purpose of this example. However, because the Daily Tracking Fee is actually calculated on a daily basis and takes into account the performance of the Index, as measured by the Closing Indicative Value, the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level. The figures in this example have been rounded for convenience. The Call Settlement Amount figure for day twenty-one is as of the hypothetical last Index Business Day of the Call Measurement Period; assuming a five-day Call Measurement Period commencing on day seventeen and ending on day twenty-one, and given the indicated assumptions, a holder will receive payment on the Call Settlement Date (day twenty-four) in the indicated amount, according to the indicated formula. The example below assumes that the Securities are called on day six and that all investors holding the Securities on day one, continue to hold the Securities through to the Call Settlement Date, and receive the Call Settlement Amount.

The following assumptions are used in this example:

➢the Daily Tracking Fee is calculated based on a per annum rate of 0.55%;

➢the initial Closing Indicative Value per Security is $10.00; and

➢the initial Index Closing Level is 3,239.36.

Hypothetical Examples

Hypothetical Examples

Example 5 — The Index Closing Level decreases at a constant rate of 2.00% per day for twenty-one days, then increases at a constant rate of 7.00% per day for the next nine days and UBS elects to exercise its call right on day six.

Daily End	Index Closing Level	Index Factor	Daily Tracking Fees(1)	Current Principal Amount(2)	Measurement Period Cash Amount(3)	Closing Indicative Value(4), (5)	Residual Factor
A	B	C	D	E	F	G	H
0	3154.77	$10.0000	$10.0000
1	3091.67	0.980	$0.000148	$9.7999	$0.0000	$9.7999	1
2	3029.84	0.980	$0.000145	$9.6037	$0.0000	$9.6037	1
3	2969.24	0.980	$0.000142	$9.4115	$0.0000	$9.4115	1
4	2909.86	0.980	$0.000139	$9.2231	$0.0000	$9.2231	1
5	2851.66	0.980	$0.000135	$9.0385	$0.0000	$9.0385	1
6	2794.63	0.980	$0.000133	$8.8576	$0.0000	$8.8576	1
7	2738.74	0.980	$0.000131	$8.6803	$0.0000	$8.6803	1
8	2683.96	0.980	$0.000128	$8.5066	$0.0000	$8.5066	1
9	2630.28	0.980	$0.000126	$8.3363	$0.0000	$8.3363	1
10	2577.68	0.980	$0.000123	$8.1695	$0.0000	$8.1695	1
11	2526.12	0.980	$0.000121	$8.0060	$0.0000	$8.0060	1
12	2475.60	0.980	$0.000118	$7.8457	$0.0000	$7.8457	1
13	2426.09	0.980	$0.000116	$7.6887	$0.0000	$7.6887	1
14	2377.57	0.980	$0.000114	$7.5348	$0.0000	$7.5348	1
15	2330.02	0.980	$0.000111	$7.3840	$0.0000	$7.3840	1
16	2283.42	0.980	$0.000109	$7.2362	$0.0000	$7.2362	1
17	2237.75	0.980	$0.000107	$5.6732	$1.4182	$7.0914	0.80
18	2192.99	0.960	$0.000082	$4.1698	$2.8080	$6.9779	0.60
19	2149.13	0.941	$0.000059	$2.7243	$4.1701	$6.8944	0.40
20	2106.15	0.922	$0.000038	$1.3349	$5.5050	$6.8399	0.20
21	2064.03	0.904	$0.000018	$0.0000	$6.8132	$6.8132	–
22	2208.51	0.967	$0.000000	$0.0000	$6.8132	$6.8132	–
23	2363.10	1.035	$0.000000	$0.0000	$6.8132	$6.8132	–
24	2528.52	0.000	$0.000000	$0.0000	$0.0000	$6.8132	–
25	2705.52	0.000	$0.000000	$0.0000	$0.0000	$0.0000	–
26	2894.90	0.000	$0.000000	$0.0000	$0.0000	$0.0000	–
27	3097.55	0.000	$0.000000	$0.0000	$0.0000	$0.0000	–
28	3314.38	0.000	$0.000000	$0.0000	$0.0000	$0.0000	–
29	3546.38	0.000	$0.000000	$0.0000	$0.0000	$0.0000	–
30	3794.63	0.000	$0.000000	$0.0000	$0.0000	$0.0000	–

Cumulative Index Return	20.28%
Return on Securities (Call Settlement Amount)	(31.87)%

(1) Daily Tracking Fee is calculated on an act/365 basis.

(2) Current Principal Amount is not reduced by Daily Tracking Fees during a Measurement Period.

(3) Measurement Period Cash Amount is reduced by Daily Tracking Fees during a Measurement Period.

(4) For day twenty-four, this is also the Cash Settlement Amount.

(5) Redemption Amount = Closing Indicative Value x (1 - Redemption Fee Rate).

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the

Hypothetical Examples

Securities will depend at maturity or call on the Closing Indicative Value at the end of the applicable Measurement Period or upon early redemption, on the Closing Indicative Value on the Redemption Valuation Date, the Daily Tracking Fee and any Redemption Fee Amount. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Closing Level, on any Index Business Day, the final Closing Indicative Value, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above are for illustrative purposes only and do not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the Index Closing Level, which is intended to track performance of the Index. As described in more detail below, the trading price of the Securities may decline considerably before the Maturity Date, due to events that are difficult to predict and beyond our control.

Investing in the Securities is not equivalent to investing directly in the Index or Index Constituent Securities. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

Risks Relating to the Return on the Securities

The Securities do not guarantee any minimum payment at maturity or call, or upon early redemption, nor do they pay interest or any coupon amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the stated principal amount at maturity or call, or early redemption, and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon early redemption will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the Daily Tracking Fee (and, in the case of early redemption at your option, the Redemption Fee Amount). In addition, the terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor any coupon amount. As a result, you may lose all or a substantial portion of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient to offset the applicable fees.

Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Daily Tracking Fee accrues on a daily basis based on the Closing Indicative Value on the previous calendar day and the Index Factor and thus takes into account the performance of the Index.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who are willing to actively and continuously monitor their investment and who understand how path dependency affects the value of the Securities.

The Securities require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The Securities are fully exposed to any decline in the level of the Index, and your payment at maturity or call, or upon early redemption, is linked to the performance of the Index. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value and the Index Factor, and the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level on any date of determination. Please see “Solactive Whitney U.S. Critical Technologies CNTR Index” beginning on page S-40 for information relating to the historical performance of the Index. Historical performance is not necessarily indicative of future performance.

Risk Factors

Even if the Index Closing Level at maturity, redemption or call is greater than the initial Index Closing Level, you may receive less than your initial investment in the Securities due to the Daily Tracking Fee and/or the Redemption Fee Amount.

The Closing Indicative Value is reduced on a daily basis by the Daily Tracking Fee and thus will reduce the payment, if any, you will receive at maturity or call, or upon early redemption. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Closing Indicative Value as of the applicable Redemption Valuation Date. If the final Index Closing Level, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable, decreases or even if the final Index Closing Level, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable, increases, but does not increase sufficiently to offset the negative effect of the Daily Tracking Fee and/or any applicable Redemption Fee Amount, you will receive less than the amount of your initial investment at maturity or call, or upon early redemption of your Securities.

The Cash Settlement Amount or Call Settlement Amount received by holders of Securities on the Maturity Date or Call Settlement Date may be less than what the Closing Indicative Value would have been on the Maturity Date or Call Settlement Date, or at other times during the term of the Securities.

The Cash Settlement Amount or Call Settlement Amount received by holders of Securities on the Maturity Date or Call Settlement Date may be less than what the Closing Indicative Value would have been on the Maturity Date or Call Settlement Date, because the Cash Settlement Amount and Call Settlement Amount are each calculated based on the Index Closing Levels measured on each Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant change in the Index Closing Level during or after the Final Measurement Period or Call Measurement Period, as applicable. Significant volatility in the level of the Index during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the level of the Index following the relevant valuation period or date.

We reserve the right from time to time to waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the Date on which the notice of redemption is received by us rather than the following Index Business Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to any such waiver or acceleration.

As described under “Specific Terms of the Securities—Early Redemption at the Option of the Holders” and “Specific Terms of the Securities—Redemption Procedures” on pages S-73 and S-74, respectively, the right of holders of the Securities to elect to require us to redeem their Securities is subject to a minimum redemption amount of at least 50,000 Securities. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose to waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to any such waiver.

Furthermore, as described in “Specific Terms of the Securities—Redemption Procedures,” the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Index Business Day following the date that we receive the applicable Redemption Notice and Redemption Confirmation. However, we reserve the right from time to time to accelerate, in our sole discretion and on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that

Risk Factors

any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

You have no interests in any of the Index Constituent Securities underlying the Index or rights to receive any equity securities.

Investing in the Securities is not equivalent to investing in the Index or any of the Index Constituent Securities and it will not make you a holder of any interest in an Index Constituent Security. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to or against the Index Constituent Securities. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituent Securities. The return on your Securities may not reflect the return you would realize if you actually owned any of the Index Constituent Securities. The value of a Security will reflect transaction costs and fees that the Index Constituent Securities do not have.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date unless we elect to reduce or waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver of the minimum redemption amount. You may only redeem your Securities on a Redemption Date if we receive a Redemption Notice from your broker by no later than 12:00 noon (New York City time) and a Redemption Confirmation by no later than 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date. If we do not receive your Redemption Notice by 12:00 noon (New York City time), or the Redemption Confirmation by 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your Redemption Notice will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities—Early Redemption at the Option of the Holders” and “Specific Terms of the Securities—Redemption Procedures” beginning on pages S-73 and S-74, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration.

Because of the timing requirements of the Redemption Notice and Redemption Confirmation, settlement of the redemption may be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your Redemption Notice and Redemption Confirmation. Furthermore, our obligation to redeem the Securities may be postponed upon the occurrence of a Market Disruption Event.

Risk Factors

You will not know the Redemption Amount at the time you request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances.

You will not know the Redemption Amount you will receive when you elect to request that we redeem your Securities. Your Redemption Notice is irrevocable and we must receive it no later than 12:00 noon, New York City time, on the Index Business Day immediately preceding the applicable Redemption Valuation Date and we must receive a completed and signed Redemption Confirmation no later than 5:00 p.m., New York City time, on the same date. If your DTC custodian or your brokerage firm is not a current UBS customer we must on-board them in compliance with our internal policies and procedures before we can accept your Redemption Notice and your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, we may be unable to on-board your DTC custodian or your brokerage firm. If that happens, you will be unable to redeem your Securities through your DTC custodian or your brokerage firm. The Redemption Valuation Date is the Index Business Day following the date on which such Redemption Notice and Redemption Confirmation are received by us, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the second Index Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your Redemption Notice, and prior to the relevant Redemption Valuation Date.

Owning the Securities is not the same as owning interests in the Index Constituent Securities or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituent Securities or a security directly linked to the performance of the Index, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Daily Tracking Fee (and in the case of early redemption at your option the Redemption Fee Amount). Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline, due to the amount of the Daily Tracking Fee, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The Internal Revenue Service (“IRS”) could possibly assert, however, that you should be treated as owning such Index Constituent Securities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—Alternative Treatments” beginning on page S-87.

You have no interest in any of the Index Constituent Securities underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index Constituent Security. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to the Index Constituent Securities. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituent Securities.

Certain Index Constituent Securities are equity securities of non-U.S. companies whose hours of trading may not conform to the hours during which the Securities are traded.

The Index is composed of Index Constituency Securities that are selected from the Solactive GBS Developed Markets Large & Mid Cap USD Index, which includes companies that are not based in the United States. To the extent that U.S. markets are closed while the international markets in which certain Index Constituent Securities trade remain open, significant movements may take place in the levels, values or prices of the Index or certain Index Constituent Securities that will not be reflected immediately

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in the price of the Securities. Similarly, to the extent that the trading market for the Securities, if any, is open during periods when the primary markets for certain Index Constituent Securities are closed, the intraday indicative value and closing indicative value will be based on the last reported Index Closing Level and the absence of last-sale or similar information. The limited availability of quotations will make it difficult for many investors to obtain timely, accurate data about the state of the market for the Index and certain Index Constituent Securities. Any periods in which trading markets for the Index, Index Constituent Securities and Securities are not open may have an adverse effect on liquidity for the Securities and related bid-ask spreads.

Changes in the volatility of exchange rates, and the correlation between those rates and the value of the Index are likely to affect the market value of the Securities.

The exchange rate between the U.S. dollar and each of the currencies in which certain Index Constituent Securities are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which the applicable Index Constituent Security is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which such Index Constituent Security is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which such Index Constituent Security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which certain Index Constituent Securities are denominated refers to the size and frequency of changes in that exchange rate.

Because the Index is calculated, in part, by converting the closing prices of such Index Constituent Securities into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which such Index Constituent Securities are denominated could affect the market value of the Securities and the payment you receive at maturity, early redemption, acceleration or upon exercise by UBS of its call right. The correlation of the exchange rate between the U.S. dollar and each of the currencies in which such Index Constituent Securities are denominated and the value of the Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of the Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which such Index Constituent Securities are denominated and the percentage changes in the value of the Index could affect the value of your Securities and the payment you receive at maturity or upon redemption or an automatic termination event.

Certain Index Constituent Securities are equity securities of non-U.S. companies that will be subject to risks associated with non-U.S. securities markets.

Non-U.S. equity securities are issued by non-U.S. companies in non-U.S. securities markets. Investments in the Securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities. Non-U.S. securities markets may have less liquidity and may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a non-U.S. securities market, as well as cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. In addition, governments may seek to regulate not only the reference assets or the equity securities composing or held by the reference assets to which your Securities are linked but also derivative instruments based on the equity securities, which can affect the value of the equity securities and your Securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Risk Factors

Further, non-U.S. equity securities may be issued by companies in countries based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

Some or all of these factors may adversely affect the performance of the applicable non-U.S. equity securities and, as a result, the value of your Securities and the payment you receive at maturity or upon redemption or an automatic termination event.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the applicable Measurement Period when the Security Calculation Agent will determine your payment at maturity or upon call (or the relevant valuation date if the Securities are subject to a call or early redemption).

Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢the volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level) and of options or other financial instruments relating to the Index;

➢the market prices of the Index Constituent Securities;

➢the dividend or distribution rates paid by the Index Constituent Securities;

➢the time remaining to the maturity of the Securities;

➢supply and demand for the Securities, which may be affected by inventory positions with UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;

➢the amount of the Daily Tracking Fee;

➢interest rates;

➢foreign exchange rates;

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➢economic, financial, political, regulatory, geographical, agricultural, judicial or other events (including domestic or global health events, including the outbreak of contagious or pandemic diseases or geopolitical events) that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect market prices or volatility generally; and

➢the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner.

Risks Relating to the Index and the Calculation of the Index

The selection criteria of the Index may not be successful and may underperform alternative index selection strategies.

The Index selects its constituents from the Index Universe based on selection criteria created by the Index Selection Party, which uses proprietary models to select companies that (i) are associated with one of the 14 Critical Technology Sectors and (ii) receive a sufficiently high Geostrategic Risk Rating Score. However, there is no assurance that the methodology employed by the Index Selection Party will accurately assess a company’s association with the Critical Technology Sectors and/or whether such company possesses low geopolitical risk. Further, there is no assurance that the methodology employed by the Index Selection Party will better accurately assess these factors than other models that could be used for that purpose. There can be no assurance that the companies selected for inclusion in the Index will result in the Index achieving positive returns.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the Intraday Index Value and the end-of-day closing value of the Index, which could result in the Securities being delisted from NYSE Arca.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “WUCT.” The Index Calculation Agent is not under any obligation to continue to calculate the Intraday Index Value and end-of-day official closing value of the Index, nor is it required to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the Intraday Index Value required to maintain any listing of the Securities on NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Furthermore, NYSE Arca may halt trading in the Securities or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact investors’ ability to sell the Securities. Trading in the Securities may be halted due to market conditions or, in the judgment of the exchange, if necessary to protect investors or in the public interest. In addition, the Securities may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the Securities within a specified period of time.

The Index Sponsor and the Index Calculation Agent may adjust the Index in a way that affects the Index Closing Level, and the Index Sponsor does not have any obligation to consider your interests as a holder of the Securities.

The Index Calculation Agent is responsible for calculating and publishing the Index in consultation with the Index Sponsor. The Index Sponsor can add, delete or substitute the securities underlying the Index constituents or make other methodological changes that could change the level of the Index. You should realize that the changing of securities included in the Index may affect it, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the

Risk Factors

Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to consider your interests in calculating or revising the Index. See “Solactive Whitney U.S. Critical Technologies CNTR Index” and the following sections beginning on page S-40.

An investment in the Securities is subject to risks relating to companies engaged in the technology sector.

Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the Securities. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The companies included in the Index are subject to a variety of risks relating to economic sectors other than the technology industry or criteria other than the selection criteria.

The Index tracks the performance of companies that are engaged in technology industry or otherwise satisfy the critical technology areas and geopolitical risk profile. This may include companies with only a relatively small portion of their activities related to the technology sector. The criteria used by J.H. Whitney or any Index Selection Party do not predict the performance of the Index Constituent Securities. The Index Constituent Securities are subject to risks that may be unrelated to their critical technology, geopolitical risk or other criteria upon which they were selected for the Index. Although the Index has specific criteria that are designed to produce certain outcomes, there can be no assurance that the Index will achieve such outcomes, or, even if it does, there can be no assurance that it will achieve positive returns.

Accordingly, the performance of many of the companies included in the Index may be derived from activities in a variety of other industries and may be impacted by risks not relevant to the technology industry and not otherwise discussed in this prospectus supplement. Even if some or all of these companies derive significant returns from the technology industry, their securities may increase or decrease in value due to factors that are unrelated to the technology sector.

The Securities are linked to the Index and are subject to certain regulatory risks.

Underlying indices that are deemed “benchmarks” have been, and continue to be, the subject of regulatory guidance and proposal for reform. While some of these reforms are yet to be implemented, the International Organization of Securities Commissions’ Principles for Financial Benchmarks and the EU Benchmark Regulation, as well as Regulation (EU) 2016/1011 as it forms part of domestic law by virtue of the EUWA (the “UK Benchmark Regulation”) may apply to an offering of securities linked to an underlying index, such as the Securities.

The EU Benchmark Regulation and UK Benchmark Regulation regulate “contributors”, “administrators” and “users” of benchmarks in the EU and UK respectively. Among other things, the EU Benchmark Regulation and UK Benchmark Regulation (i) require benchmark administrators to be authorized or registered and to comply with extensive requirements in relation to the administration of benchmarks and (ii) prevent certain uses by EU/UK-supervised entities of benchmarks of administrators that are not authorized or registered. If a benchmark administrator is located outside of the EU/UK, the EU Benchmark Regulation and UK Benchmark Regulation each allow compliance through an equivalent or

Risk Factors

otherwise recognized regime. To the extent applicable, the occurrence of a Benchmark Event (as defined herein under “Specific Terms of the Securities—Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation”), such as the failure of the Index, the Index Sponsor, the Index Calculation Agent or user of the Index, to comply with the authorization, equivalence or other requirements of the EU Benchmark Regulation or UK Benchmark Regulation, as applicable, may result in the discontinuation of the Index or a prohibition on its use in a European or UK market. If a Benchmark Event occurs and no “successor index” (as defined herein under “Specific Terms of the Securities—Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation”) is selected, the Security Calculation Agent may determine the Index Closing Level on the applicable dates of determination and the amount payable, if any, at maturity, call or upon early redemption and all other related payments terms, as described under “Specific Terms of the Securities—Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation.”

Additionally, any of the international, national or other reforms or the general increased regulatory scrutiny of benchmarks could have the effect of (i) discouraging market participants, such as the Index Sponsor, from continuing to administer or participate in certain benchmarks, including the Index, (ii) triggering changes in the rules or methodologies used in certain benchmarks, including the Index, (iii) causing certain benchmarks, including the Index, to perform differently than in the past and/or (iv) causing certain benchmarks, including the Index, to be discontinued entirely. Any such consequence could have a material adverse effect on the value, volatility of and return on any securities based on or linked to a benchmark.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor or Index Calculation Agent, in its sole discretion, discontinue or suspend calculation of the Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Closing Level is not available because of a Market Disruption Event (as defined under “Specific Terms of the Securities—Market Disruption Event” beginning on page S-77) or for any other reason, the Security Calculation Agent - which will be UBS Securities LLC - will make a good-faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the Market Disruption Event. If the Security Calculation Agent determines that the publication of the Index is discontinued or if a Benchmark Event occurs with respect to the Index and that there is no successor index on the date when the Index Closing Level is required to be determined, the Security Calculation Agent will instead determine the Index Closing Level using the level and published share weightings of each Index Constituent Security included in the Index or Substitute Index (as defined below), as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “Solactive Whitney U.S. Critical Technologies CNTR Index” beginning on page S-40.

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index Constituent Securities could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. For example, the Index Sponsor could revise the Index methodology in a way that causes the Securities to be noncompliant with NYSE Arca listing standards. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its very limited performance history.

The Index was first calculated and disseminated publicly on January 3, 2023, and therefore has a very limited history. Limited historical information will be available to you to consider in making an independent

Risk Factors

investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history. There can be no assurance that the Index will perform well, or that the Index Sponsor will continue to disseminate the Index in the future.

Estimated (hypothetical) historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities and any amount payable at maturity or call, or upon early redemption, may bear little relation to the historical performance of the Index, which is extremely limited as of the date of this prospectus supplement, or the past estimated (hypothetical) historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Closing Level on any given date of determination or at other times during the term of the Securities. As a result, it is impossible to predict whether the Index, or the Closing Indicative Value calculated with reference to the performance of the Index Constituent Securities, will rise or fall.

The estimated (hypothetical) historical performance of the Index that has been calculated by the Index Sponsor and included in this prospectus supplement is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index methodology and in calculating the estimated (hypothetical) historical performance of the Index, as described in “Solactive Whitney U.S. Critical Technologies CNTR Index—Historical and Estimated Historical Performance.” If the estimated (hypothetical) historical performance of the Index was calculated based on different assumptions, or if the estimated (hypothetical) historical performance information covered a longer or different time period, the estimated (hypothetical) historical performance of the Index might look materially different.

An Index Constituent Security may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent Security. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, an extraordinary event or the replacement or delisting of an Index Constituent Security. There can be no assurance, however, that an extraordinary event, the replacement or delisting of an Index Constituent Security, or any other force majeure event, will not have an adverse or distortive effect on the Index Closing Level or the manner in which it is calculated, and, therefore, may have an adverse impact on the value of the Securities. An Index Constituent Security may also be removed from the Index, as described under “Solactive Whitney U.S. Critical Technologies CNTR Index—Index Adjustments: Corporate Actions” and “Solactive Whitney U.S. Critical Technologies CNTR Index—Index Rebalancings” on pages S-47 and S-59, respectively.

If an Index Replacement Event occurs, the Security Calculation Agent may replace the Index with a Substitute Index.

If an Index Replacement Event under “Specific Terms of the Securities—Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation” beginning on page S-80 occurs at any time with respect to the Index and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including without limitation, Current Indicative Values, Closing Indicative Values, Daily Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, upon early redemption or call by reference to such Substitute Index. In these circumstances, the Security Calculation Agent may elect to replace the Index with the Substitute Index even if the Index Sponsor continues to publish the Index without modification,

Risk Factors

replacement or adjustment. Any such replacement of the Index with the Substitute Index will affect the amount you will receive at maturity or upon redemption or call and will result in the Securities having a value different (higher or lower) from the value they would have had if there had been no such replacement.

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable Measurement Period or on the applicable valuation date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a Market Disruption Event has occurred or is continuing during a Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing in order to calculate the Closing Indicative Value. In no event, however, will the applicable Measurement Period or Redemption Valuation Date for the Securities be postponed by more than five (5) Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than five Index Business Days, which could result in an increase in the accrued value of an investor fee and, accordingly, decrease the payment you receive at maturity or upon early redemption. If the Final Measurement Period, Call Measurement Period, or Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the applicable Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the applicable Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good-faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities—Market Disruption Event” beginning on page S-77.

Market disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that a Market Disruption Event exists. Any such Market Disruption Event may have an adverse impact on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities—Market Disruption Event” beginning on page S-77.

Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A.” UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B,” and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

Risk Factors

The Securities are not bank deposits.

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in the worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

As a holder of the Securities, you will be exposed to the credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or upon early redemption or call, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. Any decline in our credit rating is likely to adversely affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

UBS plans to acquire Credit Suisse Group AG

On March 19, 2023, at the urging of Swiss authorities, UBS announced historic plans to acquire Credit Suisse Group AG, another Global Systematically Important Bank (“G-SIB”) in Switzerland. Subject to regulatory approval, UBS Group AG would absorb Credit Suisse Group AG and succeed to all assets and all liabilities of Credit Suisse Group AG, which would mean, among other things, that UBS Group AG would become the direct or indirect shareholder of Credit Suisse Group’s AG subsidiaries. Therefore, on a consolidated basis, all assets, risks and liabilities, including litigation risks and liabilities, of the Credit Suisse group of entities would become a part of UBS. Customary preconditions to concluding the transaction include the condition that no material adverse event or condition be discovered or occur prior to the closing of the transaction and that regulatory approvals be received. This transaction also entails considerable integration risk. Further investigation and planning for integration is taking place, and risks that UBS does not currently consider to be material, or of which it is not currently aware, could also adversely affect UBS.

Risk Factors

UBS AG’s results of operations and financial condition are affected by market conditions and the macroeconomic climate.

UBS AG’s businesses are materially affected by market and macroeconomic conditions. A market downturn and weak macroeconomic conditions can be precipitated by a number of factors, including geopolitical events, such as international armed conflicts, war, or acts of terrorism, the imposition of sanctions, global trade or global supply chain disruptions, including energy shortages and food insecurity, changes in monetary or fiscal policy, changes in trade policies or international trade disputes, significant inflationary or deflationary price changes, disruptions in one or more concentrated economic sectors, natural disasters, pandemics, or local and regional civil unrest. Such developments can have unpredictable and destabilizing effects.

Adverse changes in interest rates, credit spreads, securities prices, market volatility and liquidity, foreign exchange rates, commodity prices, and other market fluctuations, as well as changes in investor sentiment, can affect UBS AG’s earnings and ultimately its financial and capital positions. As financial markets are global and highly interconnected, local and regional events can have widespread effects well beyond the countries in which they occur. Any of these developments may adversely affect our business or financial results.

Geopolitical events: For example, the Russia–Ukraine war has led to one of the largest humanitarian crises in decades, with millions of people displaced, a mass exodus of businesses from Russia, and heightened volatility across global markets. In addition, as a result of the war, several jurisdictions, including the US, the EU, the UK, Switzerland and others, have imposed extensive sanctions on Russia and Belarus and certain Russian and Belarusian entities and nationals, as well as the Russian Central Bank. Among others, the financial sanctions include barring certain Russian banks from using the Society for Worldwide Interbank Financial Telecommunication (SWIFT) messaging system, asset freezes for sanctioned individuals and corporations, limits on financial transactions with sanctioned entities and individuals, and limitation of deposits in the EU and Switzerland from Russian persons not entitled to residency in the European Economic Area (the EEA) or Switzerland. The scale of the conflict and the speed and extent of sanctions may produce many of the effects described in the paragraph above, including in ways that cannot now be anticipated.

If individual countries impose restrictions on cross-border payments or trade, or other exchange or capital controls, or change their currency (for example, if one or more countries should leave the Eurozone, as a result of the imposition of sanctions on individuals, entities or countries, or escalation of trade restrictions and other actions between the US, or other countries, and China), UBS AG could suffer adverse effects on its business, losses from enforced default by counterparties, be unable to access its own assets or be unable to effectively manage our risks.

UBS AG could be materially affected if a crisis develops, regionally or globally, as a result of disruptions in markets due to macroeconomic or political developments, trade restrictions, or the failure of a major market participant. Over time, UBS AG’s strategic plans have become more heavily dependent on our ability to generate growth and revenue in emerging markets, including China, causing it to be more exposed to the risks associated with such markets.

COVID-19 pandemic: The COVID-19 pandemic, the governmental measures taken to manage it, and related effects, such as labor market displacements, supply chain disruptions, and inflationary pressures, have adversely affected, and may still adversely affect, global and regional economic conditions, resulting in contraction in the global economy, substantial volatility in the financial markets, crises in markets for goods and services, as well as significant disruptions in certain regional real estate markets, increased unemployment, increased credit and counterparty risk, and operational challenges. While in most jurisdictions the pandemic-related governmental measures were reversed, resurgence of the pandemic, ineffectiveness of vaccines and continuance or imposition of new pandemic control measures may result in additional adverse effects on the global economy negatively affecting UBS’s results of operations and financial condition. Should inflationary pressures or other adverse global market conditions persist, or should the pandemic lead to additional economic or market disruptions, UBS AG may experience

Risk Factors

reduced levels of client activity and demand for its products and services, increased utilization of lending commitments, significantly increased client defaults, continued and increasing credit and valuation losses in its loan portfolios, loan commitments and other assets, and impairments of other financial assets. These factors and other consequences of the COVID-19 pandemic may negatively affect UBS AG’s financial condition, including possible constraints on capital and liquidity, as well as a higher cost of capital, and possible downgrades to its credit ratings.

The extent to which the pandemic, the ongoing Russia–Ukraine war, and current inflationary pressures and related adverse economic conditions affect UBS AG’s businesses, results of operations and financial condition, as well as its regulatory capital and liquidity ratios, will depend on future developments, including the effects of the current conditions on our clients, counterparties, employees and third-party service providers.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Securities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon early redemption or call. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities—Security Calculation Agent” on page S-77.

The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a Market Disruption Event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during a Measurement Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on the Index Constituent Securities or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-85, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituent Securities, futures or options on the Index Constituent Securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index at any time. Any of these hedging activities will contribute to the trading volume of the underlying Index Constituent Securities and may adversely affect the market price of such Index Constituent Securities

Risk Factors

and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines or becomes zero.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to the Index Constituent Securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Securities and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Any of these activities could adversely affect the level of the Index and, therefore, the Current Indicative Value and Closing Indicative Value of the Securities. Furthermore, any of these activities, if occurring during a Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity or upon early redemption or call of the Securities.

Our offering of the Securities does not constitute a recommendation of the Index or the Index Constituent Securities.

You should not take our offering of the Securities as an expression of our views about how the Index will perform in the future or as a recommendation to invest in the Index or the Index Constituent Securities, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Securities, including positions in Index Constituent Securities. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

FINMA has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including

Risk Factors

its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

Tax Risks

The tax consequences of owning the Securities are uncertain and holders of the Securities may be subject to adverse U.S. tax consequences.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. If the Securities are so treated, then it is likely that (i) a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” beginning on page S-86) of Securities will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) any gain or loss that a U.S. holder recognizes upon the sale, redemption or maturity of the Securities will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

However, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described above. In particular, it is possible that a U.S. holder of Securities could be required to include the dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Index that is referenced by the Securities that are owned by the U.S. holder), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities.

Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation has been proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment of your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal

Risk Factors

Income Tax Consequences” beginning on page S-86. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities may be subject to adverse U.S. federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” below, non-U.S. holders of Securities will generally be subject to a 30% withholding tax (subject to reduction under an applicable treaty) under Section 871(m) with respect to all distributions on the U.S. Index Constituent Securities (based on the notional amount of the Index that is referenced by the Securities that are owned by the non-U.S. holder). This will be the case even though such amounts will be invested in the Index and will not be distributed to holders of Securities. In addition, as discussed in more detail below under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders,” it is possible that such withholding taxes will be imposed prior to the sale, redemption or maturity of the Securities.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders.” Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

Risks Relating to Liquidity and the Secondary Market

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the intraday indicative value, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date and the Redemption Fee Amount will be deducted from the amount you receive upon redemption of your Securities.

We may issue and sell additional Securities at any time, but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the Current Indicative Value (or intraday indicative value) of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at

Risk Factors

any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions may impact supply and demand for the Securities and could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. As a result, if you buy or sell your Securities in the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue or sell additional Securities or to not limit, restrict, suspend or stop such sales from inventory at that time.

Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the Current Indicative Value (or intraday indicative value) which could, in certain circumstances, result in a loss of all or a substantial portion of your investment in the Securities.

The Current Indicative Value (or intraday indicative value) is not the same as the market value of the Securities in the secondary market. The Current Indicative Value (or intraday indicative value) is meant to approximate, on an intraday basis, the component of the Security’s value that is attributable to the underlying Index and is provided for reference purposes only. The market price of the Securities at any time, on the other hand, is the price at which you may be able to sell your Securities in the secondary market at that time, if one exists.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the Current Indicative Value (or intraday indicative value) that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the Current Indicative Value (or intraday indicative value) of the Securities. Before trading in the secondary market, you should compare the Current Indicative Value (or intraday indicative value) of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the Current Indicative Value (or intraday indicative value). If you buy the Securities at a premium and then sell the Securities at no premium, or at a discount, you may lose some or all of your investment even if the Index has appreciated over the relevant period.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the Current Indicative Value (or intraday indicative value). Having to sell your Securities at a discounted market price below the Current Indicative Value (or intraday indicative value) of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the Current Indicative Value (or intraday indicative value of the Securities). However, even if the market price of the Securities is tracking the Current Indicative Value (or intraday indicative value) of the Securities at the time you make your investment, there is no guarantee that it will continue to do so in the future.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other

Risk Factors

exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. As long as an active secondary market exists, we expect that investors will purchase and sell the Securities primarily in this secondary market. However, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the Current Indicative Value (or intraday indicative value) of the Securities and you may suffer significant losses.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Constituent Securities, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements between UBS and the Index Sponsor in relation to the Index, as discussed under “Solactive Whitney U.S. Critical Technologies CNTR Index—License Agreement and Disclaimers” on page S-62) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor or Index Calculation Agent discontinue or suspend the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call or upon early redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities—Market Disruption Event” on page S-77 and “Specific Terms of the Securities—Security Calculation Agent” on page S-77. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from information provided by the Index Sponsor, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Index or the Index Sponsor and neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

UBS may call the Securities prior to the Maturity Date.

On any Index Business Day through and including the Maturity Date, UBS may, at its option, call all, but not less than all, the issued and outstanding Securities. To exercise this right, UBS must provide notice to the holders of the Securities (which may be provided by press release) not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described

Risk Factors

herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, no amount will be paid to holders upon exercise of the UBS Call Right.

If UBS exercises the UBS Call Right, the payment you receive may be less than the payment you would have otherwise been entitled to at maturity, and you may not be able to reinvest any amounts received on the Call Settlement Date at comparable terms or returns. In addition, you may have to invest your proceeds in a lower-return investment.

The UBS Call Right may also adversely impact your ability to sell your Securities, and/or the price at which you may be able to sell your Securities, following delivery of a redemption notice by UBS.

Solactive Whitney U.S. Critical Technologies CNTR Index

The Securities are linked to the performance of the Solactive Whitney U.S. Critical Technologies CNTR Index (the “Index”), which is owned, calculated, administered and published by Solactive AG (“Solactive,” the “Index Calculation Agent” or the “Index Sponsor”). The “Index Selection Party” is J.H. Whitney Data Services LLC (“J.H. Whitney”), which is responsible for selecting the Index Constituent Securities at each Index rebalance.

We have derived all information contained in this prospectus supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources and information provided by the Index Sponsor and J.H. Whitney. We make no representation or warranty as to the accuracy or completeness of such information. Information provided in the Solactive Whitney U.S. Critical Technologies Index Guidelines (the “Guidelines”) and the Solactive Equity Index Methodology (the “Methodology”), as well as information made publicly available by Solactive and J.H. Whitney, is not incorporated by reference herein. The Index is calculated, maintained and published in real time and end-of-day by the Index Calculation Agent. The Index Calculation Agent does not have any obligation to continue to publish, and may discontinue the publication of, the Index. Daily Index Closing Levels are available at Solactive’s website.

The Securities are linked to the performance of the adjusted net total-return version of the Index. The Index level reflects the notional reinvestment of the cash distributions from its Index Constituent Securities, subject to dividend withholding taxes, on distributions made by applicable non-U.S. Index Constituent Securities. No dividend withholding taxes are applied to distributions made by applicable U.S. Index Constituent Securities.

Introduction

The Index is designed to track companies that support critical emerging technologies across the U.S. and its allies by selecting companies from the Index Universe that satisfy two key criteria related to their association with critical technology sectors and their geopolitical risk rating. The Index is a market-capitalization weighted index, subject to individual caps on companies, that is designed to track large- and mid-cap companies that are associated with Critical Technology Sectors and that meet a minimum Geostrategic Risk Rating Score, as further described below. The Index Universe is derived from large and mid-cap companies in developed market countries included in the Solactive GBS Developed Markets Large & Mid Cap USD Index. Companies from the Index Universe are eligible for inclusion in the Index if (i) they are associated with one of the 14 Critical Technology Sectors and (ii) they receive a sufficiently high Geostrategic Risk Rating Score, each as determined pursuant to the Index selection criteria, as described below.

First, J.H. Whitney uses a critical technology screen to select companies that are associated with one of the 14 Critical Technology Sectors (as defined below) by mapping each of the 14 Critical Technology Sectors to Standard Industrial Classification (“SIC”) codes. SIC codes are numerical codes assigned by the U.S. government that categorize the industries to which companies belong, while also organizing industries by their business activities.

The Critical Technology Sectors are based on the 14 critical technology areas established by the Office of the Undersecretary of Defense Research & Engineering (“OUSD(R&E)”), a division of the U.S. Department of Defense (“DoD”) and are deemed to be vital to maintaining the national security of the United States today and in the future. The 14 critical technology areas as defined by the OUSD(R&E) are (i) biotechnology, (ii) quantum science, (iii) future generation wireless technology, (iv) advanced materials, (v) trusted artificial intelligence & autonomy, (vi) integrated network system-of-systems, (vii) microelectronics, (viii) space technology, (ix) renewable energy generation and storage, (x) advanced computing & software, (xi) human-machine interfaces, (xii) directed energy, (xiii) hypersonics and (xiv) integrated sensing and cyber. Categories (i) through (iv) above are considered to be seed areas of emerging opportunity, categories (v) through (xi) above are considered to be effective adoption areas and

Solactive Whitney U.S. Critical Technologies CNTR Index

categories (x) through (xiv) above are considered to be defense-specific areas, in each case as determined by the OUSD(R&E). While many technologies may cross between these categories, these groupings represent the broad and different approaches that are required to advance technologies crucial to the DoD. As the OUSD(R&E)'s technology strategy evolves and technologies change, the OUSD(R&E) may update its critical technology priorities.

A company will pass the critical technology screen and be eligible for inclusion in the Index if (i) its primary SIC code is mapped to one of the 14 Critical Technology Sectors or (ii) a secondary SIC code assigned to the company is mapped to one of the 14 Critical Technology Sectors and the Index Selection Party determines such secondary classification warrants inclusion in the Index, pursuant to the rules described below.

Second, J.H. Whitney assigns each company that passes the critical technology screen a Geostrategic Risk Rating Score using a proprietary model that quantifies the relative level of risk that individual companies may face as a result of geopolitical activities including, economic sanctions, national industrial policy actions, national regulatory actions, and other economic strategic competition actions taken by the U.S. and adversarial nations. The model aims to quantify the measure of entanglement that companies share with nation-states that are defined as “adversarial” in the Annual Threat Assessment of the U.S. Intelligence Community published by the Office of the Director of National Intelligence. The model assess publicly available company-reported and government-reported data and assigns scores for each company for the following 10 weighted-factors (each of which is described in more detail below): (i) country of incorporation, (ii) ownership by country, (iii) geographic revenue, (iv) geographic assets, (v) joint ventures, (vi) customers, (vii) suppliers, (viii) strategic alliances, (ix) board memberships and (x) inclusion on the System for Award Management (“SAM”) exemption list. The exemption list is maintained by the U.S. government to deny government contracts to entities that have engaged in negative activities such as contract nonfulfillment, being agents of a foreign government, or participating in other illicit and/or negligent activities. A final score (the “Geostrategic Risk Rating Score”) is determined based on the weighted average of the score for each of the 10 factors. Companies with lower geopolitical risk are assigned a higher score, and companies must meet a minimum score for inclusion in the Index.

The Index Selection Party determines the companies to be included in the Index from the Index Universe, described in this section, based on the key criteria. As of January 26, 2023, the most recent Index Selection Day, there were 1,595 constituent companies in the Solactive GBS Developed Markets Large & Mid Cap USD Index, 594 of which were identified by the critical technology screen and 251 of which demonstrated a geostrategic risk rating equal to or more than 2.3 (the minimum score for inclusion in the Index), and subsequent to the most recent Rebalance Day on February 9, 2023, the Index was composed of 251 Index Constituent Securities as of March 17, 2023. The highest weighted companies were Microsoft Corporation and Amazon.com, Inc., each of which represented a weighting of approximately 5% of the Index.

Base Value and Date

The base value of the Index is deemed to be 1000 as of February 9, 2012. The Index was first calculated on January 3, 2023.

Index Selection

On the last Thursday of the months January, April, July and October (each, a “Selection Day”), the Index Selection Party will recalculate the Index Constituent Securities list for the Index. As the first step, the Index Administrator determines the Index Universe, which is composed of all companies that fulfill the Index Universe requirements (as described below) and will constitute a starting pool from which the Index Constituent Securities will be selected. From this Index Universe, the new Index Constituent Securities will be determined by applying the rules in “—Selection of Index Constituent Securities” described below.

Solactive Whitney U.S. Critical Technologies CNTR Index

Index Universe

The Index Universe is composed of all financial instruments that are constituents of the GBS Index Universe of Solactive GBS Developed Markets Large & Mid Cap USD Index PR (ISIN: DE000SLA41B6) on a Selection Day. In case of multiple listings of a company, only the primary listing is eligible for inclusion in the Index Universe. The determination of the Index Universe is fully rule-based and Solactive cannot make any discretionary decisions.

Selection of Index Constituent Securities

Based on the Index Universe, the initial composition of the Index, as well as any selection for an ordinary rebalance, is determined on the Selection Day as follows:

Step 1: Critical Technology Screen

First, J.H. Whitney uses a critical technology screen to select companies from the Index Universe that are associated with one of the 14 Critical Technology Sectors by mapping each of the 14 Critical Technology Sectors to SIC codes, as described above. The critical technology screen requires continuous refinement by J.H. Whitney. The mapping of the Critical Technology Sectors to SIC codes are as follows:

Critical Technology Sector	Associated SIC Codes
Advanced materials

●Abrasive, Asbestos, and Miscellaneous Nonmetallic Mineral Products

●Chemicals and Allied Products

●Industrial Organic Chemicals

●Metals and Minerals, Except Petroleum

●Miscellaneous Chemical Products

●Miscellaneous Plastics Products

●Plastics Materials and Synthetic Resins, Synthetic Rubber, Cellulosic and Other Manmade Fibers, Except Glass

●Plastics Materials, Synthetic Resins, and Nonvulcanizable Elastomers

●Metal Mining

●Industrial Inorganic Chemicals

Advanced computing & software	●Computer Processing and Data Preparation and Processing Services ●Prepackaged Software
Biotechnology

●Biological Products, Except Diagnostic Substances

●Commercial Physical and Biological Research

●Electromedical and Electrotherapeutic Apparatus

●In Vitro and In Vivo Diagnostic Substances

●Laboratory Analytical Instruments

●Medical Laboratories

●Medicinal Chemicals and Botanical Products

●Pharmaceutical Preparations

Directed energy

●Electronic Components, not elsewhere classified

●Electronic Parts and Equipment, not elsewhere classified

●Instruments for Measuring and Testing of Electricity and Electrical Signals

●Optical Instruments and Lenses

●Printed Circuit Boards

●Special Industry Machinery, not elsewhere classified

Human-machine interfaces	●Electrical Industrial Apparatus

Solactive Whitney U.S. Critical Technologies CNTR Index

Critical Technology Sector	Associated SIC Codes

●Electronic and Other Electrical Equipment and Components, except Computer Equipment

●Industrial Instruments for Measurement, Display, and Control of Process Variables; and Related Products

●Switchgear and Switchboard Apparatus

●General Industrial Machinery and Equipment

●General Industrial Machinery and Equipment, Not Elsewhere

Hypersonics

●Aircraft

●Aircraft and Parts

●Aircraft Parts and Auxiliary Equipment, Not Elsewhere Classified

●Engines and Turbines

●Guided Missiles and Space Vehicles

●Guided Missiles and Space Vehicles and Parts

●Aircraft Engines and Engine Parts

Integrated network system-of-systems

●Command, Control and Communication Equipment

●Communications Services, Not Elsewhere Classified

●Defense Electronics

●Machinery, Equipment, and Supplies

●Radiotelephone Communications

●Computer Communications Equipment

●Cable and Other Pay Television Services

Integrated sensing and cyber

●Communications Equipment, not elsewhere classified

●Computer Peripheral Equipment, not elsewhere classified

●Electronic Warfare Systems

●Search, Detection, Navigation, Guidance, Aeronautical, and Nautical Systems and Instruments

●Computer Integrated Systems Design

Microelectronics

●Air-Conditioning and Warm Air Heating Equipment and Commercial and Industrial Refrigeration Equipment

●Computer Programming Services

●Electronic Connectors

●Photographic Equipment and Supplies

●Semiconductors and Related Devices

Quantum science	●Aerospace Location, Navigation, and Guidance Systems ●Electronic Computers
Renewable energy generation and storage	●Cogeneration Services and Small Power Producers ●Electric Services ●Electronic Components and Accessories ●Motors and Generators ●Power, Distribution, and Specialty Transformers ●Petroleum Refining
Space technology

●Air Transportation, Nonscheduled

●Airports, Flying Fields, and Airport Terminal Services

●Arrangement of Transportation of Freight and Cargo

●Industrial and Commercial Machinery and Computer Equipment

●Printing Trades Machinery and Equipment

●Spacecraft and Satellites

●Transportation Services

Trusted artificial intelligence & autonomy	●Computer Programming, Data Processing, and Other Computer Related Services ●Measuring and Controlling Devices, not elsewhere classified ●Miscellaneous Electrical Machinery, Equipment, and Supplies

Solactive Whitney U.S. Critical Technologies CNTR Index

Critical Technology Sector	Associated SIC Codes
●Motor Vehicle Parts and Accessories ●Motor Vehicles and Passenger Car Bodies
Future generation wireless technology

●Heavy Construction Other Than Building Construction Contractors

●Radio and Television Broadcasting and Communications Equipment

●Telephone and Telegraph Apparatus

●Telephone Communications

●Telephone Communications, Except Radiotelephone

●Water, Sewer, Pipeline, and Communications and Power Line Construction

Therefore, a company from the Index Universe will be eligible for inclusion in the Index if (i) its primary SIC code is mapped to one of the 14 Critical Technology Sectors or (ii) a secondary SIC code assigned to the company is mapped to one of the 14 Critical Technology Sectors and the Index Selection Party determines such secondary classification warrants inclusion in the Index pursuant to the rules described in this paragraph. Secondary SIC codes may only be used if a company reports multiple SIC codes. If a company reports multiple SIC codes, then regardless of the primary code, all codes are evaluated against the SIC codes of the Critical Technology Sectors mapped out above. If none of the SIC codes align with the map, then the company is ineligible for the Index. If one or multiple SIC codes align with the map, then the company is screened against DoD contract award data provided in the SAM. If the company has DoD contracts associated with an eligible SIC code, the DoD contracting industry classification code (SIC code) will be used regardless of whether it is the company’s primary SIC code or not. If this SIC code is aligned with one of the 14 Critical Technology Sectors, such company is eligible for inclusion in the Index. If not, the company is not eligible for inclusion in the Index.

Step 2: Geostrategic Risk Rating Score

In Step 2, each such company is assigned a Geostrategic Risk Rating Score based on the Index Selection Party’s proprietary model described above. Each company will receive a risk-based score of low (1), neutral (2) or high (3) for each of the 10 factors, based on their activities in high-risk, neutral or Five Eyes (“FVEY”) countries. The FVEY countries are the United States, United Kingdom, Canada, Australia and New Zealand, which are assigned a “3” weighting. As of January 26, 2023, the most recent Index Selection Day, the high-risk countries were China (including Hong Kong), Russia, North Korea and Iran, which are assigned a “1” rating. All other countries are assigned as neutral, which are assigned a “2” rating. A final score is determined based on the weighted average of the score for each of the 10 factors. A company must be assigned a final score of greater than or equal to 2.3 to be eligible for inclusion in the Index. Specific cutoffs for determining the risk-based score for each factor are determined by J.H. Whitney, as Index Selection Party, based on an analysis of industry classification, DoD policies and market research that requires continuous refinement by J.H. Whitney.

The following are the 10 factors used to determine a company’s Geostrategic Risk Rating Score:

●Ownership by Country: (8.89% weight) This factor focuses on the location of the relevant company’s shareholders. Shareholders have significant influence over operations and management of a company, so any hostile actions at the shareholder level could pose a threat to the overall value or ability for the company to deliver innovation. A company will be assigned a rating of (1) (high risk), (2) (neutral) or (3) (FVEY) based on the location of the company’s shareholders, as determined by the Index Selection Party pursuant to criteria it develops based on an analysis of industry classification, DoD policies and market research.

●Country Incorporation: (~20% weight) This factor focuses on where the relevant company is incorporated. Where a company is incorporated may have significance relative to its resilience in the face of geopolitical upheavals. Companies with U.S. or FVEY incorporations are likely to be more resilient in the face of evolving geopolitical risks. For example, if the company is

Solactive Whitney U.S. Critical Technologies CNTR Index

incorporated in a high-risk country it is assigned a score of (1), if in a FVEY country it is assigned a score of (3) and if in other countries it is assigned a score of (2).

●Geographic Revenue: (8.89% weight) This factor focuses on whether the relevant company is dependent on revenue streams from high-risk countries. A company will be assigned a rating of (1) (high risk), (2) (neutral) or (3) (FVEY) based on the geographical sources of the company’s revenue as determined by the Index Selection Party pursuant to criteria it develops based on an analysis of industry classification, DoD policies and market research.

●Geographic Assets: (8.89% weight) This factor focuses on whether the relevant company owns assets, or makes capital expenditures, that are concentrated in high-risk countries. A company will be assigned a rating of (1) (high risk), (2) (neutral) or (3) (FVEY) based on the location of the company’s assets and capital expenditures as determined by the Index Selection Party pursuant to criteria it develops based on an analysis of industry classification, DoD policies and market research.

●Customers: (8.89% weight) This factor focuses on the concentration (geographic and otherwise) of the relevant company’s customers. Resilient companies have a diversified customer base. Non-resilient companies are dependent on a small group of customers or have a large concentration of customers in high-risk countries. A company will be assigned a rating of (1) (high risk), (2) (neutral) or (3) (FVEY) based on the location of the company’s customers as determined by the Index Selection Party pursuant to criteria it develops based on an analysis of industry classification, DoD policies and market research.

●Suppliers: (8.89% weight) This factor focuses on the concentration (geographic and otherwise) of the relevant company’s suppliers. Resilient companies have a diversified group of suppliers. Non-resilient companies are dependent on a small group of suppliers or have a large concentration of suppliers in high-risk countries. A company will be assigned a rating of (1) (high risk), (2) (neutral) or (3) (FVEY) based on the location of the company’s suppliers as determined by the Index Selection Party pursuant to criteria it develops based on an analysis of industry classification, DoD policies and market research.

●Board Memberships: (8.89% weight) This factor focuses on risks posed by the composition of the relevant company’s Board of Directors. The Board of Directors is responsible for the long-term direction and outlook of the company. Companies with Board members who are also members of the Board of Directors of other resilient companies are scored high. Companies with Board members who also serve on Boards of companies in high-risk countries are scored low. A company will be assigned a rating of (1) (high risk), (2) (neutral) or (3) (FVEY) based on the composition of the company’s Board of Directors; in particular, whether Board members are also Board members of other companies that are incorporated in high risk, neutral or FVEY as determined by the Index Selection Party pursuant to criteria it develops based on an analysis of industry classification, DoD policies and market research.

●Joint Ventures: (8.89% weight) This factor focuses on risks posed by the relevant company’s participation in joint ventures. Joint ventures pose a risk of technology transfer that could result in loss by a participant of future market share from a new competitor. Because this risk causes a company to be deemed not resilient for the long-term purposes of government spending, companies that participate in joint ventures in high-risk countries, or with companies that are located in high-risk countries, are scored low. A company will be assigned a rating of (1) (high risk), (2) (neutral) or (3) (FVEY) based on the location of the company’s joint ventures or joint venture partners (if any) as determined by the Index Selection Party pursuant to criteria it develops based on an analysis of industry classification, DoD policies and market research.

●Strategic Alliances: (8.89% weight) This factor focuses on risks posed by the relevant company’s participation in strategic alliances. Strategic alliances pose a risk of technology transfer that could

Solactive Whitney U.S. Critical Technologies CNTR Index

result in loss by a participant of future market share from a new competitor. Because this risk causes a company to be deemed not resilient for the long-term purposes of government spending, companies that participate in such alliances in high-risk countries, or with companies that are located in high-risk countries, are scored low. A company will be assigned a rating of (1) (high risk), (2) (neutral) or (3) (FVEY) based on the location of the company’s strategic alliances or the location of companies that it forms such strategic alliances with (if any) as determined by the Index Selection Party pursuant to criteria it develops based on an analysis of industry classification, DoD policies and market research.

●SAM Exemption List: (8.89% weight) This factor focuses on whether the relevant company appears on the System for Award Management (“SAM”) exemption list. The SAM exemption list is created and maintained by the U.S. government to deny government contracts to entities that have engaged in negative activities such as contract non-fulfillment, being agents of a foreign government or participating in other illicit and/or negligent activities. If a company appears on the SAM exemption list, it is assigned a low score of (1). Otherwise, it is assigned a score of (3).

As noted above, the risk-based score for each factor is determined by the Index Selection Party based on industry classification, DoD polices and market research. Each company receives a risk-based score of low (1), neutral (2) or high (3) for each of the 10 factors above. A final score is determined based on the weighted average of the score for each of the 10 factors. A company must be assigned a final score of greater than or equal to 2.3 to be eligible for inclusion in the Index.

In this second step, securities from companies that are assigned a sufficiently high combined score based on the above evaluation are selected for the final Index, upon confirmation that those companies are also active in Critical Technology Sectors, as described in Step 1 above.

Solactive has outsourced the selection of the Index Constituent Securities to J.H. Whitney. Such outsourcing has been made in accordance with the requirements of Article 10 of the EU Benchmark Regulation. Any discretionary decision of the Index Selection Party will be made in accordance with the specifications regarding the exercise of discretion or expert judgment established by Solactive.

In order to reflect the new selection of the Index Constituent Securities determined on the Selection Day, the Index is adjusted on the Rebalance Day (as defined below) after the close of business of the Index. This is carried out by implementing the shares as determined on the Selection Day based on the weights calculated on the Selection Day. See “—Index Rebalancings” below for more information.

Weighting

On each Selection Day, each Index Constituent Security is assigned a weight according to, with regard to each of the securities fulfilling the index component requirements on a Selection Day, the share class-specific free float market capitalization, calculated as the multiplication of the shares outstanding in free float (as sourced from data vendors) with the closing price of the share class as of the respective Selection Day with the individual weight being capped at 5.00% and floored at 0.05%.

Any discretion that may need to be exercised in relation to the determination of the Index (for example, the determination of the Index Universe, the selection of the Index Constituent Securities or any other relevant decisions in relation to the Index) shall be made in accordance with the Index Sponsor’s strict rules regarding the exercise of discretion or expert judgment. The determinations of the Index Constituent Securities are subject to decisions of the Index Selection Party where the exercise of discretion is needed. The Index Selection Party has confirmed to the Index Sponsor that such discretionary decision is performed in accordance with the specifications established by the Index Sponsor.

Index Construction Methodology

The Index is calculated as an adjusted net total return, according to the Methodology.

Solactive Whitney U.S. Critical Technologies CNTR Index

For the calculation of the Index level, (i) the sum of the value calculated by multiplying the number of outstanding company shares of each Index Constituent Security by their share price (the “Market Capitalization”) is divided by (ii) a mathematical factor that is defined at the inception of the Index (the “Divisor”) that divides the total value of the Index into a more comprehensible number. The Divisor is one of the key tools to ensure the accuracy and continuity of the Index over time and is adjusted to offset changes due to corporate actions, and the Divisor index formula stipulates that the level of the Index changes based on the change of the prices of the Index Constituent Securities, taking into account their weight in the Index and any currency conversion in case the price of an Index Constituent Security is quoted in a currency other than the Index currency.

Indext = Index level on Business Day t

Dt = Divisor on Business Day t

pi,t = Closing price of Index Constituent Security i on Business Day t

Si,t = Number of units of the Index Constituent Security i on Business Day t fi,t = Foreign exchange rate to convert the price of Index Constituent Security i on Business Day t into the index currency

WCFi,t = Weighting Cap Factor of the Index Constituent Security i on Business Day t

FFFi,t = Free Float Factor of the Index Constituent Security i on Business Day t

n = Number of Index Constituent Securities on Business Day t

The Divisor is adjusted by certain corporate actions and Index rebalances (as described below). In the calculation of the daily closing levels of the Index, the official close price of the respective Index Constituent Security on the respective exchange is used. In the case that an exchange does not provide an official closing price for an Index Constituent Security on a particular day, the Index is calculated with the last price available. If an exchange does not generally publish official closing prices, Solactive decides on a price collection mechanism that ensures tradability and representativeness of its Indices.

The Index values are distributed via the price marketing services of the Stuttgart Stock Exchange (Börse Stuttgart) and are published to all affiliated vendors.

Index Adjustments: Corporate Actions

The types of corporate actions described herein are taken into account in the Index calculation. Further events may lead to Index adjustments as decided by the Oversight Committee or Index Committee (each as defined and described below) on a case-by-case basis. It is assumed that day t is the last Business Day prior to the ex-date whereas day t+1 is the ex-date of the corporate action. If the details (ex-date, amount of distribution, terms of rights issue, etc.) of an event that may trigger an Index adjustment are not known prior to or on the ex-date, no Index adjustment is carried out. If an estimation of the details of a distribution from a reliable source exists (e.g., distributions by Japanese or South Korean companies), an Index adjustment may be carried out based on the estimation. The Oversight Committee may decide differently on a case-by-case basis.

All examples given to illustrate the application of the Index adjustment formula are purely hypothetical and exclusively intended to convey the concept of the Methodology. No rights can be derived from these examples in any way with regard to their correctness or applicability to specific cases.

Solactive Whitney U.S. Critical Technologies CNTR Index

Dividends

A dividend or cash distribution is a common way to dispense accumulated profits and earnings to a company’s shareholders. Generally speaking, a company may opt to pay an amount of cash to its shareholders (a “Cash Dividend”) under consideration of several economic and financial factors.

For the purpose of Index adjustment, Solactive distinguishes between two dividend types: Cash Dividends and any cash distribution to shareholders that falls outside the general pattern of dividend payments (“Special Dividends”). The former refers to cash distributions usually paid in regular intervals and the latter designates all other dividend payments falling outside the normal pattern, which are often substantially larger than regular cash distributions and are usually non-recurring.

Cash Dividends consider reinvestments of Cash and Special Dividend distributions after deducting the withholding tax.

The implementation of the dividend payment does not change the total number of the shares of the dividend paying company, but rather the dividend adjustment is reflected in the Divisor.

The implementation of the dividend payment leads to a change in the Market Capitalization of the Index since the theoretical stock price after dividend is used for the calculation of the post-dividend Market Capitalization of the Index.

PAFi,t+1 = Price Adjustment Factor of the Index Constituent Security i on Business Day t+1

m = Number of Index Constituent Securities on Business Day t+1

To calculate the theoretical stock price after dividend, the price adjustment factor is used. The price adjustment factor is the relation between the close price of the stock with the corporate action event one day prior to the ex-date and the theoretical stock price after the corporate action.

The theoretical close price after dividend is calculated as follows:

Solactive Whitney U.S. Critical Technologies CNTR Index

di,t= Distribution of the Index Constituent Security i on Business Day t+1

Dividends – Exceptions

Australia: Australia applies a franking procedure on dividends by which a company pays the applicable withholding tax to the Australian Taxation Office on behalf of the shareholders and provides them with what is known as a franking credit. Foreign nationals are only subject to taxation with regards to the unfranked percentage of the dividends received. In addition, the Australian tax system exempts conduit foreign income (“CFI”), which is income received by an Australian company from abroad and again distributed to its foreign shareholders. With regard to these particularities, the effective tax rate that includes the franking and CFI is calculated as follows:

This effective tax rate is to be applied for the declared dividend amount. The net amount after taxes is calculated as follows:

Brazil: In addition to ordinary dividend payments, Brazilian companies often pay interest on the capital that is invested by shareholders in companies. In terms of taxation in Brazil, dividends and interest on capital repayments are subject to a different withholding rate. For reinvestment of dividend payments classified as Interest on Capital, Solactive uses a different tax rate, which can be found at https://www.solactive.com/documents/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement.

Japan: The majority of dividend distributions for shares listed in Japan are declared in estimated amounts and these estimations are not confirmed by companies prior to the ex-date. In addition, some companies do not provide an estimation for dividend amounts. In regards to the Index, Solactive will apply the Post Ex-Date Dividend Adjustment (as defined below).

South Korea: Companies listed in South Korea usually do not declare an estimation for their upcoming dividend distribution prior to the ex-date. The final dividend amount is announced a couple months after the dividend ex-date. For dividend reinvestments in the Standard Index, Solactive will apply the Post Ex-Date Dividend Adjustment (as defined below).

Depository Receipts: Depository Receipts such as an American Depository Receipt (“ADR”) or a Global Depository Receipt are also treated differently and are considered an exception to the general implementation of cash distributions. Depository Receipts are certificates on shares. Financial institutions holding shares of public companies in a separate deposit issue certificates on such shares that are subsequently tradable on exchanges. While their valuation correlates to the underlying stocks’ prices, Depository Receipts vary with respect to several characteristics, such as the fee payable to the issuing bank for its services. The main rationale behind such Depository Receipts is to open foreign equities to

Solactive Whitney U.S. Critical Technologies CNTR Index

domestic investors, who can easily access these foreign company certificates on a local stock exchange (e.g., ADRs listed on the NYSE). With regard to Solactive Indices, only the net values of the cash distributions of the Depository Receipts’ underlying shares are considered.

REITs: In some countries, dividends issued by Real Estate Investment Trusts (“REIT”) might be subject to a different withholding tax rate compared to the standard withholding tax rate applicable to a company’s country of incorporation. Solactive uses the specific withholding tax applicable to REITs in those countries. The respective tax rates are available at https://www.solactive.com/documents/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement. A special case of such distributions by REITs incorporated in the United Kingdom are referred to as Property Income Distributions (“PID”). REITs must distribute at least 90% of the tax-exempt profit from their property rental business to qualify as PID payments. The PID part of dividends is subject to a withholding tax of 20%.

Return of Capital: Return of capital payments that are paid to investors from their original investment but not paid from the company’s net income are generally tax-exempt. These payments are applied in Indices as a special dividend and free of the withholding tax, unless the taxation practice is declared differently. When the return of capital payment shows a repetitive characteristic in terms of dividend amount and frequency, and the payment is made in lieu of a regular Cash Dividend, the dividend is considered an ordinary Cash Dividend.

Post Ex-Date Dividend Adjustment: In some countries like Japan and South Korea, the dividend amounts are not confirmed prior to their ex-dates and the final confirmation is available thereafter. Solactive uses the estimations as dividend amounts on the ex-date. If no estimation for dividend amounts is available prior to their ex-date, Solactive considers the dividend amount from the same dividend period of the previous year as the estimated dividend amount, adjusted for any share changes such as stock splits, stock dividends or rights issues between the relevant dividend period and the ex-date. If a company did not pay any dividend last year and no estimation is available for the dividend amount, Solactive applies a dividend amount of zero as estimation to be able to conduct a further adjustment when the company confirms a dividend payment for this particular ex-date. Should the confirmed dividend amount differ from the estimated dividend amount that is applied on the ex-date Solactive performs a post ex-date dividend adjustment. With respect to the Post Ex-Date Dividend Adjustment the historical index levels are not restated.

The Post Ex-Date Dividend Adjustment is performed on the pre-defined dates that are scheduled weekly on Friday (each, an “Implementation Date”). Should Friday not be a trading day for the affected market, the Implementation Date is to be postponed to the next Business Day.

The adjustment is only applicable if the affected dividend paying company with delta dividend amount was an Index Constituent Security on the ex-date. Furthermore, the adjustment of the delta dividend is performed even when the company with delta is no longer an Index Constituent Security on the Implementation Date, since this respective stock was an Index Constituent Security on the original ex-date.

The delta amount between the confirmed dividend amount and the estimated dividend amount will be applied to the affected Indices by using the index dividend points.

Solactive Whitney U.S. Critical Technologies CNTR Index

For the calculation of index delta dividend points on the Implementation Date, the calculation parameters of the particular share from the ex-date are multiplied by the delta dividend and divided by the Divisor from the ex-date:

The index dividend points correspond to the delta of the Market Capitalization at the index level. In the case that multiple Index Constituent Securities are affected, the individual dividend points of each constituent are aggregated. The aggregated value of index dividend points is added to the index level to reflect the delta dividends. Since the dividend point might be positive or negative, the index level is adjusted on the Implementation Date accordingly.

The adjustment of the Index Level at the opening of the Implementation Date triggers a Divisor adjustment. The Divisor from one day prior to the Implementation Date is adjusted by the ratio between the adjusted index level at the open of the Implementation Date and the close index level before the Implementation Date.

Stock Dividend

A “Stock Dividend” refers to a dividend paid to existing shareholders in the form of additional shares instead of a cash payment. In contrast to an ordinary dividend payment, the dividend paying company’s liquidity reserves remain constant by issuing dividends in the form of additional shares. This liquidity can be held in the company or used for other investments. Additionally, the Stock Dividend has an advantage in terms of taxation, since the shareholder’s dividend gain is not subject to taxation until the newly issued shares are sold.

If a company issues a 2% Stock Dividend of newly issued shares pro rata, the total amount of shares is increased by the Stock Dividend terms (T) of 2% while these additional shares are distributed among the shareholders accordingly. A shareholder will receive one newly issued share for every 50 shares the shareholder currently holds. However, at the same time, the value of a single share decreases proportionally because the Market Capitalization of the company as a whole remains the same, as does the value of the shareholder’s portfolio.

The price adjustment factor for a Stock Dividend is calculated as follows:

Solactive Whitney U.S. Critical Technologies CNTR Index

The theoretical close price after the Stock Dividend is calculated as follows:

The final shares after the implementation of the Stock Dividend are calculated by the multiplication of the number of shares on the dividend ex-date with the adjustment factor as follows:

Since the shares in the Index are increased by the price adjustment factor, the implementation of a Stock Dividend does not change the Index Market Capitalization. In respect of implementation, a Stock Dividend is treated identically across all index types.

Stock Split

The practice of “stock splits” describes a corporate event through which a company’s existing shares are split and therefore multiplied by a given factor. This split ratio (2-for-1 or 3-for-1) doubles or triples the total amount of shares and the number of shares held by each shareholder. From a structural perspective, it resembles a Stock Dividend on a greater scale. In practice, the newly issued shares are distributed to existing shareholders pro rata.

At the same time the company’s Market Capitalization is not affected, its total value remains the same and the value of a single share decreases proportionally. It is this nominal depreciation, the share price’s reduction by one-half or two-thirds, which is the objective of such an operation.

Similar to a stock split, a reverse stock split is a rather straightforward operation. The concept and process of reverse stock splits is similar to stock splits. The actual Market Capitalization of a company remains unchanged, yet the total number of issued shares is reduced by a given factor, again usually 1-for-2 or 1-for-3, and the nominal value of a single share is increased accordingly.

The price adjustment factor for a stock split is calculated as follows:

Stock split terms (T) is the relation between the number of shares before the corporate action and the number of shares that are received for each share held by an investor after the corporate action.

Consequently, T is greater than 1 in a stock split, whereas this relation is lower than 1 in a reverse stock split.

Solactive Whitney U.S. Critical Technologies CNTR Index

The theoretical close price after a stock split is calculated as follows:

The final shares after the implementation of a stock split is calculated by the multiplication of the number of shares on the ex-date with the adjustment factor.

Rights Issue

Unlike the events described above, the term “rights issue” refers to a wider set of corporate actions that may take a variety of forms. A rights issue raises the Market Capitalization of a company. Generally speaking, a rights issue has a diluting effect on the shareholder’s existing shares as their individual number of shares remains the same while the total amount of stock increases.

In order to counterbalance such a dilution, legislators have provided for rights regimes. These entail the possibility for existing shareholders to pre-emptively purchase newly issued shares for a pre-defined subscription price (SP) on a pro rata basis, i.e., in accordance with their existing number of the company’s shares.

The stock price is likely to decrease at first in such a case. This depreciation of the share’s nominal value due to such a corporate event has to be adequately reflected in the Index performance. Solactive implements a rights issue only if the subscription price is lower than the stock’s close price on the day before the ex-date.

The implementation of a rights issue increases the Market Capitalization, since the number of shares is increased by the terms but not by the price adjustment factor.

This change in Market Capitalization requires a Divisor adjustment to keep the index level constant. To calculate the theoretical stock price after a rights issue, the above-described price adjustment factor is used.

Solactive Whitney U.S. Critical Technologies CNTR Index

Capital Decrease

The opposite procedure to a rights issue that increases capital is a “capital decrease.” A company may offer its shareholders the option to sell their shares at an agreed price. To facilitate the buyback of larger quantities, companies often offer a fixed price with a moderate premium compared to the stock price. The repercussions to the stock price are complex and often depend on a set of additional factors. Solactive implements a capital decrease only if the subscription price is higher than the stock’s close price on the day before the ex-date.

The implementation of a capital decrease reduces the Market Capitalization, since the number of shares is decreased by the terms but not by the price adjustment factor.

This change in Market Capitalization requires a Divisor adjustment to keep the index level constant.

To calculate the theoretical stock price after a capital decrease, the price adjustment factor is calculated as follows:

The theoretical close price after a capital decrease is calculated as follows:

Spin-Off

A “spin-off” describes a procedure by which an existing company establishes a subsidiary or other company and confers some of its business activities to this newly established entity.

Solactive Whitney U.S. Critical Technologies CNTR Index

With reference to the Index calculation, an Index Constituent Security is subject to a spin-off if the issuer of the shares that are currently Index Constituent Securities splits its business activities into two or more entities and distributes equity shares in the newly created entities to the shareholders of the parent entity (i.e., to the shareholders of the parent company). Such a process has a direct impact on the Index Constituent Security, as assets of the parent company are transferred to another entity, which decreases the value of the parent company.

In the case of a spin-off affecting an Index Constituent Security, the spin-off company will be added to the Index according to the transaction terms on the effective date:

The parent company will remain in the Index with unchanged calculation parameters. The spin-off company will remain in the Index until further notice or the next ordinary rebalancing.

The spin-off company will be added to the Index with a price of 0.00000001. The Index calculation will be switched to official prices once the spin-off company starts to trade.

If the spin-off company does not begin trading on the effective date, a theoretical price for the spin-off company will be implemented as a fixed price until it commences trading. If a theoretical price cannot be calculated, the spin-off company remains in the Index at the entry price of 0.00000001 expressed in the trading currency of the shares of the relevant spin-off company.

If the first trading day of the spin-off company is unknown on the ordinary rebalancing date, the spin-off company will be removed from the Index with a price of 0.00000001.

In the case that the spin-off company is already an Index Constituent Security, the additional shares demerged from the parent company will be added to the spin-off company on the effective date.

The spin-off will be added to the Index on a date to match the effective date in the market. Normally two full Business Days’ notice would be given in advance of the effective date, but spin-offs can be added to an index with reduced notice, including intraday in an ad-hoc situation. The addition of a spin-off does not need action by the index owner to replicate, thus the notice is not required.

Mergers and Acquisitions

The term “merger” describes the fusion of two or more separate companies into one entity. It is part of a wider set of procedures usually referred to as “mergers and acquisitions.”

Mergers can take the form of horizontal integration or vertical integration, with the first term describing the fusion of comparable companies active in the same field, and the latter the fusion of companies on different production levels to control a larger part of the value chain. As such, the underlying rationale for a merger can vary, and the same holds true for its technical execution. Generally speaking, a merger is usually based on the consent of all parties and involves a multi-layered negotiation process. An acquisition, albeit generally understood as different from a merger, is legally often the same, and precise delineations are difficult to make. In contrast to a merger, which describes the fusion of two or more companies of comparable standing, an acquisition takes place when a company directly purchases another enterprise.

Solactive Whitney U.S. Critical Technologies CNTR Index

With regard to the Index and the impact on selection and calculation of Index Constituent Securities, a merger is:

1. a change in the security class or a conversion of the share class that results in a transfer or an ultimate definite obligation to transfer all the shares to another legal person;

2. a merger (either by acquisition or through forming a new structure) or a binding obligation on the part of the issuer to exchange shares with another legal person (except in a merger or share exchange under which the issuer of the Index Constituent Security is the acquiring or remaining company and that does not involve a change in security class or a conversion of all the shares);

3. a takeover offer, exchange offer, other offer or another act of a legal person for the purposes of acquiring or otherwise obtaining from the issuer 100% of the shares issued that entails a transfer or the irrevocable obligation to transfer all shares (with the exception of shares that are held and controlled by the legal person); or

4. a merger (either by acquisition or through forming a new structure) or a binding obligation on the part of the issuer of the share or its subsidiaries to exchange shares with another legal person, whereby the issuer of the share is the acquiring or remaining company and, although it does not involve a change in the class or a conversion of the issued shares, the shares directly prior to such an event (except for shares held and controlled by the legal person) represent in total less than 50% of the shares directly subsequent to such an event.

In the case an Index Constituent Security is subject to a merger or an acquisition, the acquired entity (i.e., the target entity) will be removed from the Index on the effective date as announced by Solactive. The Index is subject to further adjustments in accordance with the following cases.

Merger or acquisition of an Index Constituent Security with or by another Index Constituent Security:

●Cash Terms: the weight of the target company based on its last close price will be distributed pro rata across the remaining Index Constituent Securities.

●Stock Terms: the shares of the acquiring/surviving company will be increased according to the stock terms.

●Cash and Stock Terms: the cash portion will be reinvested pro rata across the remaining Index Constituent Securities. The shares of the acquiring/surviving company will be increased according to the stock terms.

Merger or acquisition of an Index Constituent Security with or by a non-constituent:

●Cash Terms: the weight of the target company based on its last close price will be distributed pro rata across the remaining Index Constituent Securities.

●Stock Terms: the weight of the target company based on its last close price will be distributed pro rata across the remaining Index Constituent Securities.

●Cash and Stock Terms: the weight of the target company based on its last close price will be distributed pro rata across the remaining Index Constituent Securities.

An adjustment will be applied to the Index when:

1. the extraordinary event leads to a delisting of the Index Constituent Security;

Solactive Whitney U.S. Critical Technologies CNTR Index

2. the acquiring company initiates a squeeze-out procedure for the remaining outstanding shares of the target company; or

3. the results of the tender offer are announced, the offer is successful, and the free float of the target company is below 15%.

The Index adjustment will be announced with a notice period of at least two Business Days, i.e., the Index adjustment will become effective on the opening of the third Business Day following the announcement (= the effective date) at the earliest.

Delisting

A “delisting” takes place when a company’s shares are no longer publicly traded on a stock exchange. This is, of course, the case when a company ceases to exist (e.g. after filing for bankruptcy), but there can also be other reasons. After a change in the ownership structure or a low percentage of free-float shares, companies can, depending on the jurisdiction, deliberately decide to go private.

Although the free-float shares remain intact, they are no longer publicly traded. This does not necessarily affect the enterprise as such, but has a fundamental impact on an Index containing a delisted company as a constituent. Since the shares can only be bought and sold privately, no effective transaction prices can be determined, and the company falls out of the Index selection.

Another variation is a listing change whereby an Index Constituent Security changes its primary listing to a stock exchange that is not in accordance with the respective Index methodology.

If an Index Constituent Security changes its primary listing to a stock exchange that is not in accordance with the Guidelines, the listing change will be implemented on the effective date of the listing change. The Index Constituent Security will then be removed from the Index with a notice period of two Business Days. The weight will be distributed pro rata across the remaining Index Constituent Securities. If available, the Index Constituent Security is deleted on the basis of its last available stock price. Failing that, prices from alternative markets may be tracked (e.g., also by contacting the affected constituent itself) and used. In all other cases, if no robust prices are available, the constituent is removed from the Index with a stock price of 0.00000001 expressed in the trading currency of the relevant stock.

Subject to the provision of appropriate notification, the adjustment will be applied to the Index after close of business of the last trading day of the affected Index Constituent Security. The Index adjustment will be announced with a notice period of at least two Business Days, i.e., the Index adjustment will become effective on the opening on the third Business Day following the announcement (= the effective date) at the earliest.

Nationalization of a Company

When a company is nationalized, the complete ownership or effective control of a legal entity is taken over by the state. The form and procedure vary and are generally subject to strong constitutional safeguards. Nevertheless, the nationalization of a company dispossesses shareholders of their property on a large scale and brings forth a situation in which shares are no longer publicly traded, i.e., the constituent no longer meets the selection criteria.

If an Index Constituent Security is nationalized, the security will be removed from the Index with a notice period of two Business Days with the last available stock price. The weight will be distributed pro rata across the remaining Index Constituent Securities.

If the security has already been delisted from the corresponding stock exchange and/or no valid price for the security is available, Solactive tries to the best of its knowledge to track prices from alternative liquid

Solactive Whitney U.S. Critical Technologies CNTR Index

markets. The determined price from an official source will then be used for Index calculation until the security is removed from the Index based on the new price.

If no appropriate price for the Index Constituent Security is available, the security will be removed from the Index with a price of 0.0000000001 expressed in the trading currency of the relevant Index Constituent Security.

Subject to the provision of appropriate notification, the adjustment will be applied to the Index after close of business of the last trading day of the affected Index Constituent Security. The Index adjustment will be announced with a notice period of at least two Business Days, i.e., the Index adjustment will become effective on the opening on the third Business Day following the announcement (= the effective date) at the earliest.

Bankruptcy, Insolvency and Liquidation

Bankruptcy is an ever-present possibility for companies in market economies. While there are several safeguards in place to prevent a struggling company from going bankrupt, Insolvency can also occur to larger and publicly traded corporations.

Regarding an Index Constituent Security, Insolvency occurs if:

1. all shares of the respective issuer are transferred to a trustee, liquidator, Insolvency administrator or similar public officer as a result of a voluntary or compulsory liquidation, Insolvency or winding-up proceeding or comparable proceeding affecting the issuer of the Index Constituent Securities; or

2. the holders of the shares of the issuer are legally enjoined from transferring the shares.

If an Index Constituent Security is bankrupt, the security will be removed from the Index with a notice period of two Business Days. The weight will be distributed pro rata across the remaining Index Constituent Securities. If the security has already been delisted from the corresponding stock exchange and / or no valid price for the security is available, Solactive will try to the best of its ability to track prices from alternative liquid markets. The determined price from an official source will then be used for Index calculation until the security is removed from the Index based on the new price.

If no appropriate price for the Index Constituent Security is available, the security will be removed from the Index with a price of 0.00000001 expressed in the trading currency of the relevant security.

Notice Period for Corporate Action Adjustments

Extraordinary events such as ad-hoc delistings, unspecified listing dates for spun-off companies, or undisclosed, incomplete or mismatched transaction terms require a high level of flexibility and fast reaction times. In the case an extraordinary event is not outlined as mentioned above, the Oversight Committee (as defined below) reserves the right to make index adjustments in an appropriate way on a best-efforts basis.

Ad-hoc situations are defined as circumstances where either Solactive receives information about the effectiveness of a transaction after the last trading day of the target security and / or the target security has been suspended from trading with immediate effect and will not resume trading until its delisting and/or has been delisted from stock exchange with immediate effect.

In the case of ad-hoc situations, the Index adjustment will also be applied with a notice period of two Business Days, i.e., the Index adjustment will become effective on the opening on the third Business Day following the announcement (= the effective date).

Solactive Whitney U.S. Critical Technologies CNTR Index

Index Rebalancings

The Index is adjusted 10 business days after the Selection Day (each, a “Rebalance Day”), assuming such day is a trading day at the NYSE, the London Stock Exchange, the EUREX Exchange and the Tokyo Stock Exchange (an “Eligible Rebalance Day”). If that day is not an Eligible Rebalance Day, the Rebalance Day will be the immediately following Rebalance Day. The Index is not rebalanced extraordinarily.

The index composition of the Index is adjusted based on the Guidelines on the pre-defined date on which an Index rebalance occurs (each, an “Adjustment Day”). For the adjustment of the Index, Solactive uses the rebalance methodology described below and as specified in the Guidelines.

Index Rebalance by Share Fixing

The inputs that are used for the calculation of the Index level, including Target Shares, Weighting Cap Factors and Free Float Factors (together, the “Calculation Parameters”) are determined on the Selection Day and the Index rebalance is executed based on these Calculation Parameters on the Adjustment Day t. Since the new Calculation Parameters of the Index might cause a change in the Market Capitalization of the Index as of the Adjustment Day t, this change is reflected by adjusting the Divisor to ensure that the index level is not affected by the Index rebalance. The following formula applies:

whereas the formula below refers to the index level calculated using the pre-rebalance composition:

The opening level of the Index after the Index rebalance is determined in accordance with the following formula:

For purposes of this section, “Target Shares” means Index Shares of each Index Constituent Security in the target rebalance basket, “Weighting Cap Factor,” with respect to an Index Constituent Security, is a factor defining the relative weight of an Index Constituent Security to the Index Market Capitalization and a “Free Float Factor,” with regard to a share, is a ratio of (A) the number of shares in circulation and (B) the number of shares outstanding of the respective company.

Solactive Whitney U.S. Critical Technologies CNTR Index

In the case that share changing corporation events, such as rights issue, stock splits or stock dividends, occur between the Selection Day and Adjustment Day for any Index Constituent Security after Index rebalance, the number of the Target Shares is adjusted according to the corporate action terms.

Treatment of Distributions

Any dividends or other distributions are reinvested across the entire basket of Index Constituent Securities by means of a divisor at the opening of the effective date (the so-called “ex-date”) of the payment of such dividend or other distribution.

Accuracy and Adjustments

The level of the Index will be rounded to two decimal places. Divisors will be rounded to six decimal places. Trading prices and foreign exchange rates will be rounded to six decimal places.

Under certain circumstances, an adjustment of the Index may be necessary between two regular Rebalance Days. Such adjustment has to be made if a corporate action (as discussed above) in relation of an Index Constituent Security occurs. Such adjustment may have to be done in relation to an Index Constituent Security and/or may also affect the number of Index Constituent Securities and/or the weighting of certain Index Constituent Securities and will be made in compliance with the Methodology.

Solactive will announce the Index adjustment giving a notice period of at least two trading days (with respect to the affected Index Constituent Security) on the Solactive website under the Section “Announcements,” which is available at https://www.solactive.com/news/announcements/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement. The Index adjustments will be implemented on the effective day specified in the respective notice.

The methodology of the Index is subject to regular review at least annually. In case a need of a change of the methodology has been identified within such review (e.g., if the underlying market or economic reality has changed since the launch of the Index, i.e., if the present methodology is based on obsolete assumptions and factors and no longer reflects the reality as accurately, reliably and appropriately as before), such change will be made in accordance with the Solactive Methodology Policy, available on the Solactive website at https://www.solactive.com/documents/methodology-policy/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement.

As part of the Index maintenance, Solactive will consider various events that result in an adjustment to the Index between two regular Rebalance Days, as described in “—Index Adjustments: Corporate Actions” above. Such events have a material impact on the price, weighting or overall integrity of Index Components. Therefore, they need to be accounted for in the calculation of the Index. Corporate actions will be implemented from the cum-day to the ex-day of the corporate action, so that the adjustment to the Index coincides with the occurrence of the price effect of the respective corporate action. Adjustments to the Index to account for corporate actions will be made in compliance with the Methodology, which is available on the Solactive website: https://www.solactive.com/documents/equity-index-methodology/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement. This document contains for each corporate action a brief definition and specifies the relevant adjustment to the Index variables.

While Solactive aims at creating and maintaining its methodology for treatment of corporate actions in a manner as generic and transparent as possible while remaining in line with regulatory requirements, it retains the right in accordance with the Methodology to deviate from these standard procedures in case of

Solactive Whitney U.S. Critical Technologies CNTR Index

any unusual or complex corporate action or if such a deviation is made to preserve the comparability and representativeness of the Index over time.

The application by the Index Sponsor of the methods described in its Index methodology, described herein, are final and binding on the Index Sponsor. The Index Sponsor shall apply the method described above for the composition and calculation of the Index. However, it cannot be excluded that the market environment, supervisory, legal and financial or tax reasons may require changes to be made to this method. The Index Sponsor may also make changes to the terms and conditions of the Index and the method applied to calculate the Index that it deems to be necessary and desirable in order to prevent obvious or demonstrable error or to remedy, correct or supplement incorrect terms and conditions. The Index Sponsor is not obliged to provide information on any such modifications or changes. Despite the modifications and changes, the Index Sponsor will take appropriate steps to ensure a calculation method is applied that is consistent with the method described above.

Recalculations, Market Disruption and Termination

Solactive makes the greatest possible efforts to accurately calculate and maintain its indices. However, errors in the determination process may occur from time to time for a variety of reasons (internal or external) and, therefore, cannot be completely ruled out. Solactive endeavors to correct all errors that have been identified within a reasonable period of time. The understanding of “a reasonable period of time” as well as the general measures to be taken are generally depending on the underlying index and are specified in the Solactive Correction Policy, available on the Solactive website at https://www.solactive.com/documents/correction-policy/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement.

The determination of the Index may be limited or impaired at times of illiquid or fragmented markets and market stress. Such market stress can arise due to a variety of reasons, but generally results in inaccurate or delayed prices for one or more Index Constituent Securities. The determination of the Index may be limited or impaired at times of illiquid or fragmented markets and market stress. In periods of market stress, Solactive calculates its indices following predefined and exhaustive arrangements as described in the Solactive Disruption Policy, available on the Solactive website at https://www.solactive.com/documents/disruption-policy/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement.

Solactive makes the greatest possible efforts to ensure the resilience and continued integrity of the Index over time. Where necessary, Solactive follows a clearly defined and transparent procedure to adapt the Index methodology to changing underlying markets in order to maintain continued reliability and comparability of the indices. Nevertheless, if no other options are available, the orderly cessation of the Index may be indicated. This is usually the case when the underlying market or economic reality, which an index is set to measure or to reflect, changes substantially and in a way not foreseeable at the time of inception of the Index, and, as a result, the Index rules, and particularly the selection criteria, can no longer be applied coherently or the Index is no longer used as the underlying value for financial instruments, investment funds and financial contracts.

Solactive has also established and maintains guidelines on how to identify situations in which the cessation of an index is unavoidable, how stakeholders are to be informed and consulted and the procedures to be followed for a termination or the transition to an alternative index, which are detailed in the Solactive Termination Policy, available on the Solactive website at https://www.solactive.com/documents/termination-policy/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement.

Solactive Whitney U.S. Critical Technologies CNTR Index

Index Committee

An oversight committee composed of staff from Solactive and its subsidiaries (the “Oversight Committee”) is responsible for decisions regarding any amendments to the rules of the Index. Any such amendment, which may result in an amendment of the guideline, must be submitted to the Oversight Committee for prior approval and will be made in compliance with the Solactive Methodology Policy, which is available on the Solactive website at https://www.solactive.com/documents/methodology-policy/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement.

The methodology of the Index is subject to regular review at least annually. In case a need of a change of the methodology has been identified within such review (e.g., if the underlying market or economic reality has changed since the launch of the Index, i.e., if the present methodology is based on obsolete assumptions and factors and no longer reflects the reality as accurately, reliably and appropriately as before), such change will be made in accordance with the Solactive Methodology Policy, which is available on the Solactive website at https://www.solactive.com/documents/methodology-policy/. We make no representation or warranty as to the accuracy or completeness of such information on the Solactive website nor do we incorporate by reference the Solactive website or any material it includes in this prospectus supplement.

Such change in methodology will be announced on the Solactive website under the section “Announcement.” As of the date of this prospectus supplement, the date of the last amendment of the Index was January 3, 2023, when the Index was created.

License Agreement and Disclaimers

Licenses to use the Index as the underlying value for financial instruments, investment funds and financial contracts may be issued to stock exchanges, banks, financial services providers and investment houses by Solactive. We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities. As disclosed above, Solactive has outsourced the selection of the Index Constituent Securities to J.H. Whitney as the Index Selection Party. Such outsourcing has been made in accordance with the requirements of Article 10 of the EU Benchmark Regulation. Any discretionary decision of the Index Selection Party will be made in accordance with the specifications regarding the exercise of discretion or expert judgment established by Solactive. Solactive pays J.H. Whitney a quarterly fee for its services as the Index Selection party.

J.H. Whitney has also agreed to reimburse UBS up to $110,000 for a portion of its legal fees and expenses incurred in connection with the initial structure of the Securities. ”Solactive,” “Solactive GBS,” “German Index Engineering” and the logo are registered trademarks of Solactive AG.

All disclosures contained in this prospectus supplement regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information and information provided by the Index Sponsor and J.H. Whitney. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

The accuracy and/or completeness of the Index, any data included therein, or any data from which it is based is not guaranteed by the Index Sponsor, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranties, express or implied, as to results to be obtained from use of information provided by the Index Sponsor and used in connection with the Securities, and the Index Sponsor expressly disclaims all warranties of suitability with respect thereto.

Solactive Whitney U.S. Critical Technologies CNTR Index

The Index has been developed in part by J.H. Whitney Data Services, LLC. J.H. Whitney Data Services, LLC is not an investment advisor, and does not guarantee the accuracy or completeness of the Index, or any data or methodology either included therein or upon which it is based.

Neither J.H. Whitney Data Services, LLC or any employee of J.H. Whitney Data Services, LLC or any of its affiliates shall have any liability for any errors, omissions, or interruptions therein, and makes no warranties, express or implied, as to performance or results experienced by any party from the use of any information included therein or upon which it is based, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect thereto, and shall not be liable for any claims or losses of any nature in connection with the use of such information, including but not limited to, lost profits or punitive or consequential damages, even if J.H. Whitney Data Services, LLC is advised of the possibility of same.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1000.00 on February 9, 2012, which is referred to as the “Base Date.” The Index Sponsor began calculating and publicly disseminating the Index publicly on January 3, 2023. Therefore, the historical information presented below for the period prior to January 3, 2023 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor calculated the Index prior to January 3, 2023 using the methodology it currently uses. This “back tested” data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after January 3, 2023 is based on the actual performance of the Index. Historical values from and after January 3, 2023 will be recorded by the Index Sponsor in accordance with Article 8 of the EU Benchmark Regulation.

The estimated historical performance of the Index that has been calculated by the Index Sponsor and included in this prospectus supplement is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index methodology and in calculating the estimated historical performance of the Index. If the estimated historical performance of the Index was calculated based on different assumptions, or if the estimated historical performance information covered a longer or different time period, the estimated hypothetical performance of the Index might look materially different.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Securities will result in holders of the Securities receiving a positive return on their investment.

Solactive Whitney U.S. Critical Technologies CNTR Index

The table below shows the estimated historical and historical performance of the Index from February 9, 2012 through March 22, 2023.

Estimated Historical and Historical Results for the
period February 9, 2012 through March 22, 2023

	Total Return
Year	Ending Level	Annual Return
2012	1,043.35	4.34%
2013	1,348.38	29.24%
2014	1,479.91	9.75%
2015	1,492.07	0.82%
2016	1,656.93	11.05%
2017	2,091.38	26.22%
2018	2,073.29	-0.86%
2019	2,681.92	29.36%
2020	3,371.79	25.72%
2021	4,040.56	19.83%
2022	3,178.03	-21.35%
2023 (through March 22, 2023)	3,215.93	1.09%

HISTORICAL PERFORMANCE AND ESTIMATED HISTORICAL PERFORMANCE
IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the historical performance and the estimated historical performance of the Index from February 9, 2012 through March 22, 2023 in comparison with the total returns of the Solactive GBS Developed Markets Large & Mid Cap USD Index NTR and S&P 500 Total Return Index.

	Solactive Whitney U.S. Critical Technologies CNTR Index	Solactive GBS Developed Markets Large & Mid Cap USD Index NTR	S&P 500 Total Return Index
Total Return	221.59%	157.45%	262.06%
Annualized Return	11.08%	8.88%	12.27%

Historical and estimated historical information presented is as of March 22, 2023 and is furnished as a matter of information only. Historical and estimated historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical or estimated historical performance, either positively or negatively.

The graph below illustrates historical and estimated historical performance of the Index from February 9, 2012 to March 22, 2023. The graph below is based on the total return version of the Index, the Solactive GBS Developed Markets Large & Mid Cap USD Index NTR (SDMLMCUN) and S&P 500 Total Return Index (SPTR).

Solactive Whitney U.S. Critical Technologies CNTR Index

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Calculation Agent will calculate and publish the “Intraday Index Value” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “SOLUCTIC Index.” The actual Index Closing Level may vary, and on a cumulative basis over the term of the Securities, may vary significantly, from the Intraday Index Value.

The Index Sponsor and Index Calculation Agent are not affiliated with UBS and do not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the Intraday Index Value will be derived from sources the Index Sponsor and Index Calculation Agent deem reliable, but the Index Sponsor, Index Calculation Agent and their affiliates do not guarantee the correctness or completeness of the Intraday Index Values or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsor and Index Calculation Agent make no warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the Intraday Index Value or any data included therein. The Index Sponsor and Index Calculation Agent make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the Intraday Index Value or any data included therein. The Index Sponsor and Index Calculation Agent and their employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, Index Calculation Agent or their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the Intraday Index Values or the intraday indicative values of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor and Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the Intraday Index Value, from whatever cause. The Index Sponsor and Index Calculation Agent are not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The Intraday Index Value, including adjusted values or values published after 4:15 p.m. will be provided for reference purposes only.

Published calculations of the level of the Index from the Index Sponsor and Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Values published every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An “intraday indicative value” (or “Current Indicative Value”) meant to approximate the expected trading value of the Securities in a liquid market will be calculated by NYSE and published to Bloomberg (based in part on the information provided by the Index Sponsor) under the symbol “WUCT.” In connection with your Securities, we use the terms “intraday indicative value” and “Current Indicative Value” interchangeably to refer to the value of each Security at a given time and date equal to the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day.

For the purposes of calculating the Current Indicative Value, the Index Factor will be determined using the Intraday Index Value. Additionally, from and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day. The minimum value of the Current Indicative Value (or intraday indicative value) on any

Solactive Whitney U.S. Critical Technologies CNTR Index

calendar day will be zero. The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value).

The intraday indicative value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Securities may be different from their Current Indicative Value (or intraday indicative value). In addition, the levels of the Index provided by the Index Sponsor and Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituent Securities.

The calculation of the Current Indicative Value (or intraday indicative value) shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative values of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading prices of the Securities may be significantly different from their Current Indicative Values (or intraday indicative values). The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., will be based on the Intraday Index Value, and may not be equal to the payment at maturity or upon early redemption or call.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment the amount of which will vary depending on the performance and path of the Index calculated in accordance with the formula set forth below and will be reduced by the Daily Tracking Fee as of the last Index Business Day in the applicable Measurement Period or Redemption Valuation Date.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under “—Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth below, for each Security you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as described below under “—UBS Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement Amount will be zero and you will not receive a cash payment.

The Securities will not pay any cash coupon during their term.

Cash Settlement Amount at Maturity

The “Maturity Date” is March 13, 2053, which will be the third Index Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “—Market Disruption Event.”

Specific Terms of the Securities

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to the Closing Indicative Value on the last day of the Final Measurement Period. We refer to this payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The following graphic illustrates the formula to determine the Cash Settlement Amount, which has been simplified for ease of presentation:

Cash Settlement Amount	=	Closing Indicative Value, on last Index Business Day in Final Measurement Period

You may lose all or a substantial portion of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Daily Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Index Closing Level at the end of the Final Measurement Period, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the negative effect of the Daily Tracking Fee, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value.

The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. If the Securities are called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “—UBS Call Right” beginning on page S-75.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices that may be significantly higher or lower than the Stated Principal Amount. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

The “Closing Indicative Value” represents the dollar value per Security that an investor would receive on any day if it redeemed the Security on such day (excluding any Redemption Fee Amount). The Closing Indicative Value per Security will be calculated as follows:

(a) On the Initial Trade Date, $25.00 per Security

(b) On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the previous calendar day * Index Factor) - Daily Tracking Fee

(c) From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) + Measurement Period Cash Amount

The minimum value of the Closing Indicative Value on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

Specific Terms of the Securities

The “Index Factor” on any Index Business Day prior to but excluding the first day of an applicable Measurement Period, will equal:

(i) the Index Closing Level, on such Index Business Day, divided by (ii) the Index Closing Level, on the immediately preceding Index Business Day.

From and including the first day of an applicable Measurement Period, the Index Factor will equal:

(i) the Index Closing Level, on such calendar day, divided by (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day. The Index Factor will therefore equal one (1) on any calendar day that is not an Index Business Day and is prior to the last Index Business Day of a five-day Measurement Period.

The “Residual Factor” will be calculated as follows:

(a) 1.0 on any calendar day, prior to but excluding the first day of an applicable Measurement Period

(b) From and including the first day of an applicable five-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such five-day Measurement Period, divided by, (b) five.

The Residual Factor is intended to approximate the percentage of the Closing Indicative Value that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas.

For example, on the first Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (4/5), on the second Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (3/5), on the third Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (2/5), on the fourth Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (1/5) and on the last Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal zero.

On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

The “Index Closing Level” on any date of determination is the closing level of the Index, as reported on Bloomberg and Reuters on such day; however, if the closing level of the Index as reported on Bloomberg (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. If the closing level of the Index, as reported on Bloomberg and Reuters for any Index Business Day, is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. 3,239.36 is the initial Index Closing Level measured on March 24, 2023 (the Initial Trade Date), as determined by the Security Calculation Agent.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.

Specific Terms of the Securities

“Measurement Period” means the Final Measurement Period or Call Measurement Period, as applicable.

The “Current Indicative Value” or “intraday indicative value,” as determined by the Security Calculation Agent, means the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day.

For the purposes of calculating the Current Indicative Value, the Index Factor will be determined using the Intraday Index Value. Additionally, from and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day.

The minimum value of the Current Indicative Value (or intraday indicative value) on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value).

If the Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

The “Daily Tracking Fee” means, as of any date of determination, an amount per Security equal to 0.55% per annum, calculated as follows:

(a) On the Initial Trade Date, $0.00 per Security;

(b) On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

(0.55% / 365) × Closing Indicative Value on the immediately preceding calendar day × Index Factor

(c) From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(0.55% / 365) × Closing Indicative Value on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor on the immediately preceding calendar day

The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

The “Measurement Period Cash Amount” is an amount per Security equal to:

(a) $0.00, on any calendar day prior to but excluding the first day of an applicable Measurement Period

(b) On the first day of an applicable one-day Measurement Period:

(i) At the close of trading on such Index Business Day, the (Closing Indicative Value, on the immediately preceding calendar day, times Index Factor, on such Index Business Day), minus Daily Tracking Fee

(c) From and including the first day of an applicable five-day Measurement Period:

(i) At the close of trading on each Index Business Day, will equal:

Specific Terms of the Securities

(A) Measurement Period Cash Amount on the immediately preceding calendar day, plus (B) ( (I) the Closing Indicative Value, on the calendar day immediately preceding the first day of such Measurement Period, times (II) Index Factor, divided by (III) five), minus (C) Daily Tracking Fee

(ii) On any calendar day that is not an Index Business Day, will equal the Measurement Period Cash Amount on the immediately preceding Index Business Day, minus Daily Tracking Fee

(d) On any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

The minimum value of the Measurement Period Cash Amount on any calendar day will be zero.

The Measurement Period Cash Amount represents the portion of the Closing Indicative Value that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index.

At the close of trading of each Index Business Day during a five-day Measurement Period, approximately 20% of the Closing Indicative Value, on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Closing Indicative Value that was deemed converted to cash across the five days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Closing Indicative Value will be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

The “Final Measurement Period” means:

(a) the Calculation Date, subject to adjustments as described under “—Market Disruption Event” beginning on page S-77, if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $250,000,000;

(b) the five (5) Index Business Days from and including the Calculation Date, subject to adjustments as described under “—Market Disruption Event,” if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $250,000,000.

For the purpose of determining the Final Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:

(i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by WUCTSO <Index> on Bloomberg (or another source in the event that Bloomberg is unavailable).

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Solactive AG.

The “Calculation Date” means March 4, 2053 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

Specific Terms of the Securities

“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “—Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day no later than 12:00 noon, and a confirmation of redemption by no later than 5:00 p.m., on the same Index Business Day. You must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the notice of redemption rather than the following Index Business Day. You should not assume that you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The First Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if we have issued a call notice, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.

If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituent Securities, such Redemption Valuation Date may be postponed as described under “—Market Disruption Event” beginning on page S-77.

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “—Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date - Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.”

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

As of any Redemption Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to:

(0.125% × Closing Indicative Value of the Security as of such Redemption Valuation Date).

Specific Terms of the Securities

We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled to such fee waiver.

We will inform you of such Redemption Amount on the first Index Business Day following the applicable Redemption Valuation Date.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The following graphic illustrates the formula to determine the Redemption Amount, which has been simplified for ease of presentation:

Redemption Amount	=	Closing Indicative Value	-	Redemption Fee Amount

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount will reduce your Redemption Amount. If the level of the Index does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to the UBS Call Right. See “—UBS Call Right” beginning on page S-75.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢deliver a notice of redemption, which we refer to as a “Redemption Notice,” in the form attached to this prospectus supplement as Annex A, to UBS via e-mail no later than 12:00 noon on the Index Business Day on which you elect to exercise your redemption right. If we receive your Redemption Notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption, which is attached to this prospectus supplement as Annex B;

➢deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Date at a price equal to the Redemption Amount; and

➢cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m., on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required

Specific Terms of the Securities

steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

We reserve the right from time to time to reduce or waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation Date.

UBS Call Right

UBS may at its option redeem all, but not less than all, of the issued and outstanding Securities. To exercise its call right, UBS must provide notice to the holders of such Securities (which notice may be provided via press release), not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If we call the Securities, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its call right will be zero.

We will inform you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Index Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “—Market Disruption Event.”

The “Call Measurement Period” means:

(a) the Call Valuation Date, subject to adjustments as described under “—Market Disruption Event.” Beginning on page S-77, if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our call right is less than $250,000,000; or

(b) the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “—Market Disruption Event,” if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our call right is equal to or greater than $250,000,000.

Accordingly, unless the notional value of the Securities is equal to or greater than $250,000,000, the Call Measurement Period will be option (a). For the purpose of determining the Call Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of its call right, will equal:

Specific Terms of the Securities

(i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by WUCTSO <Index> on Bloomberg (or another source in the event that Bloomberg is unavailable).

The “Call Valuation Date” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our call right.

In any notice to holders exercising our call right, we will specify how many days are included in the Call Measurement Period.

The following graphic illustrates the formula to determine the Call Settlement Amount, which has been simplified for ease of presentation:

Call Settlement Amount	=	Closing Indicative Value on Last Index Business Day in Call Measurement Period

You may lose all or a substantial portion of your investment upon a call. The negative effect of the Daily Tracking Fee will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the negative effect of the Daily Tracking Fee, or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon UBS’s exercise of its call right.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, without your consent, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, we will issue a press release announcing the split or reverse split, and its effective date. The date of such press release shall be deemed to be the “announcement date” of the split or the reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities undergo a split or reverse split, we will adjust the Closing Indicative Value and other relevant terms of the Securities accordingly. For example, if the Securities undergo a 4:1 split, every investor who holds a Security via the DTC on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Closing Indicative Value on such record date will be divided by four to reflect the 4:1 split. The adjusted Closing Indicative Value will be rounded to eight decimal places. The split or reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not occur if we exercise our call right before it becomes effective.

In the case of a reverse split, the Closing Indicative Value and other relevant terms of the Securities will be adjusted accordingly, and we will determine in our sole discretion the manner in which we will address odd numbers of Securities (commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Closing Indicative Value of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Closing Indicative Value will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will not occur if we exercise our call right before it becomes effective.

Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities they hold that is evenly divisible by the reverse split divisor. We will determine in our sole discretion the manner in which we compensate holders for their

Specific Terms of the Securities

remaining or “partial” Securities when we announce the reverse split, though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, among other things, at maturity or upon early redemption or call, or at other times, Current Indicative Value (which we also refer to as the “intraday indicative value”), Closing Indicative Value, Market Disruption Events, Business Days, Index Business Days, the Index Factor, the Residual Factor, the Index Closing Level, the Daily Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, if applicable and the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day or an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you and all other persons having an interest in the Securities, without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon early redemption or call, on or prior to 12:00 noon on the Index Business Day immediately preceding the Maturity Date, any Redemption Date, or any Call Settlement Date.

All dollar amounts related to determination of the Daily Tracking Fee, the Redemption Amount and Redemption Fee Amount, if any, per security, the Call Settlement Amount, if any, per security, and the Cash Settlement Amount, if any, per security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing during a five-day Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. The remaining Index Business Days in the Measurement Period will be postponed accordingly, and the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market Disruption Event. For example, if the five-day Measurement Period for purposes of calculating the Call Settlement Amount is scheduled for June 2, June 3, June 4, June 5 and June 6, and there is a Market Disruption Event with respect to the Index on June 2, but no other Market Disruption Event during such Call Measurement Period, then June 3 will become the first Index Business Day of the Measurement

Specific Terms of the Securities

Period, June 4th the second Index Business Day, June 5th the third Index Business Day, June 6th the fourth Index Business Day and the next Index Business Day after June 6th would be the final day of the Measurement Period. The same approach would be applied if there is a Market Disruption Event during a five-day Final Measurement Period.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date) or the Calculation Date (in the event that the Final Measurement Period is the Calculation Date), the Index Closing Level for such Redemption Valuation Date, Call Valuation Date or Calculation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there is a Market Disruption Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.

In no event, however, will any postponement pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date) or Calculation Date (in the event that the Final Measurement Period is the Calculation Date) occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation Date, Call Valuation Date or Calculation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date or Calculation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good-faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a) suspension, absence or material limitation of trading in a material number of Index Constituent Securities, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(b) suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts;

(c) the Index is not published; or

(d) in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a) a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

(b) a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

Specific Terms of the Securities

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer—Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer—Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation Agent, in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

➢the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Index Business Day after that day, unless:

Specific Terms of the Securities

➢no quotation of the kind referred to above is obtained; or

➢every quotation of that kind obtained is objected to within five (5) Index Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Index Business Days after that first Index Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) Index Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➣ A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➣ P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of, Adjustments to or Benchmark Event Affecting the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation

If (i) the Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of, or otherwise fails to publish, the Index, (ii) a Benchmark Event (as described below) under the EU Benchmark Regulation or UK Benchmark Regulation (each as described under “Risk Factors— Risks Relating to the Index and the Calculation of the Index—The Securities are linked to the Index and are subject to certain regulatory risks”) occurs with respect to the Index or the Index Sponsor, if applicable, (iii) our license agreement with the Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an EU Benchmark Regulation compliant index licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “successor index”), and the Security Calculation Agent approves such index as a successor index, then on and after the date determined by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination, and the amount payable at maturity or upon early redemption or call and all other related payment terms by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice of the successor index and the date on and after which the Index Closing Level will be determined by reference thereto to be furnished to the trustee, to us and to the holders of the Securities.

Specific Terms of the Securities

If (i) the Index Sponsor or Index Calculation Agent discontinues publication of the Index, (ii) a Benchmark Event (as described below) under the EU Benchmark Regulation or UK Benchmark Regulation (each as described under “Risk Factors—Risks Relating to the Index and the Calculation of the Index—The Securities are linked to the Index and are subject to certain regulatory risks”) occurs with respect to the Index or the Index Sponsor, if applicable, (iii) our license agreement with the Index Sponsor terminates or (iv) the Index Sponsor or Index Calculation Agent do not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

For purposes of the above, a “Benchmark Event” may occur if the EU Benchmark Regulation and/or UK Benchmark Regulation, as applicable, applies to this issuance of Securities, and the applicable registration for the Index or Index Sponsor is not effective or has been suspended or withdrawn by the relevant authority with the effect that the use of the Index or the Index Sponsor is not permitted under the EU Benchmark Regulation or UK Benchmark Regulation, as applicable.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Current Indicative Value (or “intraday indicative value”), Closing Indicative Value, Index Factor, Residual Factor, Daily Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, upon early redemption by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

An “Index Replacement Event” means:

(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), the European Union, Switzerland, the United Kingdom or any jurisdiction in which a Primary Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability to issue

Specific Terms of the Securities

or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after March 24, 2023 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c) any event that occurs on or after March 24, 2023 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), the European Union, Switzerland, the United Kingdom or any jurisdiction in which a Primary Exchange (as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d) any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset;

(e) as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not (or will not be) immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable; or

(f) any event, as determined by the Security Calculation Agent, as a result of which the Index or any of the Index Constituent Securities do not meet the criteria or are no longer eligible for listing on the exchange where the Securities are listed, or the Security Calculation Agent becomes aware that the Index Sponsor no longer intends to comply with any such listing criteria (whether as a result of actual or proposed Index methodological changes or otherwise).

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made, then the Security

Specific Terms of the Securities

Calculation Agent will make such calculations and adjustments as, in the good-faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or such successor Substitute Index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Daily Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, and all related payment terms based directly or indirectly on the Index Closing Level calculated by the Security Calculation Agent. Accordingly, if the method of calculating the Index or a successor or Substitute Index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a rebasing of the Index), which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been modified (e.g., as if such rebasing had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS may, in its sole discretion, amend the title of the Securities in order to remove references to the former Index and to make such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the relevant successor index or Substitute Index, as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors—Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-33 for a discussion of certain conflicts of interest that may arise with respect to the Security Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer—Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Specific Terms of the Securities

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Securities or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➣ acquire or dispose of long or short positions of Index Constituent Securities or, if applicable, other securities of issuers of the Index Constituent Securities,

➣ acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Securities,

➣ acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or securities, or

➣ any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities. Additionally, we or our affiliates may make a market in the Securities. In connection with any such market-making activities, we or our affiliates may acquire long or short positions in the Securities, including through options or other derivative financial instruments linked to the Securities, and may hedge such long or short positions by selling or purchasing the Securities or entering into options or other derivative financial instruments linked to the Securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in a Measurement Period or on any Redemption Valuation Date. That step may involve sales or purchases of any of the Index Constituent Securities, listed or over-the- counter options or futures on the Index Constituent Securities or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index. Any of these hedging activities may adversely affect the level of the Index, and therefore, the market value of your Securities or amount we will pay on your Securities on the relevant Redemption Date, Call Settlement Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the Securities declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the final valuation date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors—Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS” on page S-30 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date hereof and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the accompanying prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not discuss all of the tax consequences that apply to you if you are a member of a class of holders subject to special rules, such as:

➣ a dealer in securities,

➣ a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➣ a bank,

➣ a life insurance company,

➣ a person subject to alternative minimum tax,

➣ a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➣ a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➣ a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “—U.S. Holders—Unrelated Business Taxable Income,” the discussion below does not apply to tax-exempt organizations. If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “—Non-U.S. Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL

Material U.S. Federal Income Tax Consequences

INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, then it is likely that (i) a U.S. holder will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) a U.S. holder will generally recognize capital gain or loss upon the sale, redemption or maturity of the Securities in an amount equal to the difference between the amount that it realizes at such time and the amount that it paid for the Securities (including the creation fee, if any, payable by institutional investors transacting directly with UBS Securities LLC). Such gain or loss will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

A U.S. holder of Securities will not be entitled to credit or deduct any non-U.S. withholding taxes that are taken into account in determining the dividends that are included in the Index, notwithstanding that the U.S. holder may have been entitled to credit or deduct such amount if it had directly held the Index Constituent Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. Some possible alternative treatments are described below. In particular, it is possible that you could be required to include the dividends on the Index Constituent Securities in income when they are distributed (based on the notional amount of the Index that is referenced by your Securities), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities.

Furthermore, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Alternatively, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. Under this treatment, you would generally be required to currently include any dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Index that is referenced by your Securities), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities. In addition, under this treatment, you would generally recognize gain or loss, at least some of which could be short-term capital gain or loss upon an adjustment or rebalancing of the Index. Furthermore, under this treatment, you would treat the Daily Tracking Fee as amounts of expense that would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors. Such amount would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities.

Material U.S. Federal Income Tax Consequences

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities.

In addition, if the Index includes components that are classified as a partnership, real estate investment trust, regulated investment company or a passive foreign investment company, in each case for U.S. federal income tax purposes, then it is possible that the portion of such Securities that reference such components may be subject to the special constructive ownership rules under Section 1260 of the Code, in which case a portion of any gain that you recognize upon the sale, redemption or maturity of the Securities could be treated as ordinary income that is subject to an interest charge.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare Tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult

Material U.S. Federal Income Tax Consequences

with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “—Effectively Connected Income,” the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

Section 871(m) and the regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts, such as structured notes, held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States). The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, and intend to take the position, that the Securities should be treated as delta-one contracts for this purpose. The Section 871(m) tax applies even if the dividends on the reference equities are not transmitted to the non-U.S. holder.

The Section 871(m) regulations provide that contracts that reference a “qualified index” generally are not subject to withholding under Section 871(m). The determination as to whether an index is a qualified index for contracts that are issued in a calendar year is made on the first business day of the calendar year. If an index is a qualified index as of such day, then all contracts that are issued within that year with respect to the performance of the index will be treated as a qualified index during the term of the contract.

We currently believe, and currently intend to take the position, that the Index should not be treated as a qualified index in 2023. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index Constituent Securities, for Section 871(m) purposes. Non-U.S. holders of Securities should therefore be subject to a 30% withholding tax (subject to reduction under an applicable treaty) with respect to their share of dividends on the U.S. Index Constituent Securities (based on the notional amount of the Index that is referenced by the Securities that are owned by the non-U.S. holder). This will be the case even though such amounts will be invested in the Index and will not be distributed to holders of Securities.

Material U.S. Federal Income Tax Consequences

The timing of the Section 871(m) withholding tax depends on an election that is made by the withholding agent with respect to your Securities. The withholding agent could elect to impose the withholding tax with respect to dividends that are paid on the U.S. Index Constituent Securities at the time that such dividends are paid, even though such amount will be invested in the Index and there will be no corresponding distributions to holders of Securities. We intend to report, and impose withholding if we are the withholding agent, based on each date that there is a distribution on the U.S. Index Constituent Securities. If a withholding agent makes this election with respect to your Securities, then it will impose withholding even though there is no cash payment from which to withhold. Accordingly, the withholding agent will withhold from other assets of yours that are in its custody or it may dispose of a portion of your Securities in order to fund the withholding tax.

If a withholding agent does not make the election described in the preceding paragraph, then it will withhold the Section 871(m) tax upon the earlier of the sale, redemption or maturity of the Securities. In such a case, the withholding tax will reduce the amount that you receive upon the sale, redemption or maturity of the Securities, and the withholding tax will be imposed based on the dividends from the U.S. Index Constituent Securities that were included in the Index during the term that you held the Securities (based on the notional amount of the Index that is referenced by your Securities) irrespective of the amount that you realize at such time.

If a withholding agent does not impose the Section 871(m) withholding tax, you will still be liable for such tax upon the earlier of the sale, redemption or maturity of the Securities.

If a non-U.S. holder is entitled to a reduced withholding rate under the dividend provision of an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

Non-U.S. holders should consult their tax advisors regarding the amount and timing of the Section 871(m) withholding tax in respect of their Securities, and the possibility that they could be subject to such tax during the term of the Securities notwithstanding that they will not receive any cash prior to the sale, redemption or maturity of the Securities.

Furthermore, payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should assume that withholding agents will generally treat payments on the Securities as subject to the FATCA certification and identification requirements.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans or any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided, further, that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the

Benefit Plan Investor Considerations

Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $50,000,000 aggregate Stated Principal Amount of Securities (2,000,000 Securities) to UBS Securities LLC at 100% of the aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Daily Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors who are able to purchase Securities directly from it a creation fee, which may vary over time at UBS Securities LLC’s discretion. It is likely that the prices at which an institutional investor who has purchased Securities directly from UBS Securities LLC will sell such Securities to investors will reflect any such creation fee paid to UBS. Accordingly, such fee may influence the price that investors pay for their Securities in the secondary market.

UBS expects that delivery of the Securities pursuant to this prospectus supplement will be made against payment therefor on the third business day following the Initial Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of this prospectus supplement will be required, by virtue of the fact that the Securities initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to make such trades should consult their own advisor.

Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend, slow or cease sales of Securities at any time, at our discretion, or resume sales of Securities, or we may condition our acceptance of a market maker’s, other market participants or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus supplement and the accompanying prospectus may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-85, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing

Supplemental Plan of Distribution

Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Daily Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount, if any) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ol-ubs-etracs@ubs.com

Subject: ETRACS Whitney US Critical Technologies ETN Notice of Early Redemption, CUSIP No. 90278V222 (the “Securities”)

[BODY OF EMAIL]

Name of broker: [ ]

Name of beneficial holder: [ ]

Number of Securities to be redeemed: [ ]

Applicable Redemption Valuation Date: [[ ], 20[ ]1

Broker Contact Name: [ ]

Broker Telephone #: [ ]

Broker DTC # (and any relevant sub-account): [ ]

The undersigned acknowledges that, in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors—Risks Relating to the Return on the Securities—You will not know the Redemption Amount at the time you request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances.” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

1 Subject to adjustment as described in the prospectus supplement relating to the Securities.

 A-1

Annex B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $ ETRACS Whitney US Critical Technologies ETN due March 13, 2053, CUSIP No. 90278V222, redeemable for a cash amount based on the performance of the Solactive Whitney U.S. Critical Technologies CNTR Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify],1 with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

By:
Name:
Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:
DTC # (and any relevant sub-account):
Contact Name:
Telephone:
E-mail:
(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date, subject to UBS’s right to waive such minimum redemption requirement in its sole discretion.)

1 Subject to adjustment as described in the prospectus supplement relating to the Securities.

 B-1

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-12
Risk Factors	S-20
Solactive Whitney U.S. Critical Technologies CNTR Index	S-40
Valuation of the Index and the Securities	S-66
Specific Terms of the Securities	S-68
Use of Proceeds and Hedging	S-85
Material U.S. Federal Income Tax Consequences	S-86
Benefit Plan Investor Considerations	S-91
Supplemental Plan of Distribution	S-93
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Validity of the Securities	76
Experts	76

$50,000,000 ETRACS Whitney
US Critical Technologies
ETN due March 13, 2053

Prospectus Supplement dated March 24, 2023

(To Prospectus dated May 27, 2022)

UBS Investment Bank